EXHIBIT 10.4

                      AGREEMENT AND PLAN OF ORGANIZATION

                   dated as of the 30th day of April, 1997

                                 by and among

                               METALS USA, INC.

                     INTERSTATE STEEL I ACQUISITION CORP.
                    INTERSTATE STEEL II ACQUISITION CORP.
                    INTERSTATE STEEL III ACQUISITION CORP.
                    INTERSTATE STEEL IV ACQUISITION CORP.
                    (each a subsidiary of Metals USA, Inc.)

                       INTERSTATE STEEL SUPPLY COMPANY
                INTERSTATE STEEL SUPPLY COMPANY OF PITTSBURGH

                 INTERSTATE STEEL SUPPLY COMPANY OF MARYLAND
                     INTERSTATE STEEL PROCESSING COMPANY

                                     and

                        the STOCKHOLDERS named herein
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                               TABLE OF CONTENTS

                                                                          Page

1.    THE MERGER.............................................................6
      1.1   Delivery and Filing of Articles of Merger........................6
      1.2   Effective Time of the Merger.....................................6
      1.3   Certificate of Incorporation, By-laws and
            Board of Directors of Surviving Corporation......................6
      1.4   Certain Information With Respect to the Capital Stock
            of the COMPANY, METALS and NEWCO.................................7
      1.5   Effect of Merger.................................................8

2.    CONVERSION OF STOCK....................................................9
      2.1   Manner of Conversion.............................................9

3.    DELIVERY OF MERGER CONSIDERATION......................................10

4.    CLOSING...............................................................11

5.    REPRESENTATIONS AND WARRANTIES OF COMPANY

      AND STOCKHOLDERS......................................................12

            (A)   Representations and Warranties of

                  COMPANY and STOCKHOLDERS..................................12
      5.1   Due Organization................................................12
      5.2   Authorization...................................................13
      5.3   Capital Stock of the COMPANY....................................13
      5.4   Transactions in Capital Stock, Organization Accounting..........14
      5.5   No Bonus Shares.................................................14
      5.6   Subsidiaries....................................................14
      5.7   Predecessor Status; etc.........................................15
      5.8   Spin-off by the COMPANY.........................................15
      5.9   Financial Statements............................................15
      5.10  Liabilities and Obligations.....................................15
      5.11  Accounts and Notes Receivable...................................17
      5.12  Permits and Intangibles.........................................17
      5.13  Environmental Matters...........................................18
      5.14  Personal Property...............................................19
      5.15  Significant Customers; Material Contracts and Commitments.......19
      5.16  Real Property...................................................20

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      5.17  Insurance.......................................................21
      5.18  Compensation; Employment Agreements; Organized Labor Matters....21
      5.19  Employee Plans..................................................22
      5.20  Compliance with ERISA...........................................23
      5.21  Conformity with Law; Litigation.................................24
      5.22  Taxes...........................................................25
      5.23  No Violations; Consents, Etc....................................26
      5.24  Government Contracts............................................26
      5.25  Absence of Changes..............................................26
      5.26  Deposit Accounts; Powers of Attorney............................28
      5.27  Validity of Obligations.........................................29
      5.28  Relations with Governments......................................29
      5.29  Disclosure......................................................29
      5.30  Prohibited Activities...........................................30
                  (B)   Representations and Warranties of STOCKHOLDERS......30
      5.31  Authority; Ownership............................................31
      5.32  Preemptive Rights...............................................31
      5.33  No Intention to Dispose of METALS Stock.........................31

6.    REPRESENTATIONS OF METALS and NEWCO...................................31
      6.1   Due Organization................................................32
      6.2   Authorization...................................................32
      6.3   Capital Stock of METALS and NEWCO...............................32
      6.4   Transactions in Capital Stock, Organization Accounting..........33
      6.5   Subsidiaries....................................................33
      6.6   Financial Statements............................................33
      6.7   Liabilities and Obligations.....................................34
      6.8   Conformity with Law; Litigation.................................34
      6.9   No Violations...................................................34
      6.10  Validity of Obligations.........................................35
      6.11  METALS Stock....................................................36
      6.12  No Side Agreements..............................................36
      6.13  Business; Real Property; Material Agreements....................36
      6.14  Taxes...........................................................37
      6.15  Absence of Changes..............................................37
      6.16  Validity of Obligations.........................................39
      6.17  Disclosure......................................................39
      6.18  Private Offering................................................39

7.    COVENANTS PRIOR TO CLOSING............................................39

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      7.1   Access and Cooperation; Due Diligence...........................39
      7.2   Conduct of Business Pending Closing.............................40
      7.3   Prohibited Activities...........................................41
      7.4   No Shop.........................................................43
      7.5   Notice to Bargaining Agents.....................................44
      7.6   Agreements......................................................44
      7.7   Notification of Certain Matters.................................44
      7.8   Amendment of Schedules..........................................45
      7.9   Cooperation in Preparation of Registration Statement............46
      7.10  Final Financial Statements......................................47
      7.11  Further Assurances..............................................47
      7.12  Authorized Capital..............................................47
      7.13  Compliance with the Hart-Scott-Rodino
            Antitrust Improvements Act of 1976 (the "Hart-Scott Act").......48
      7.14  Environmental Indemnity.........................................48

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF

      STOCKHOLDERS AND COMPANY..............................................48
      8.1   Representations and Warranties; Performance of Obligations......49
      8.2   Satisfaction....................................................49
      8.3   No Litigation...................................................50
      8.4   Opinion of Counsel..............................................50
      8.5   Registration Statement..........................................50
      8.6   Consents and Approvals..........................................50
      8.7   Good Standing Certificates......................................50
      8.8   No Material Adverse Change......................................51
      8.9   Closing of IPO..................................................51
      8.10  Secretary's Certificate.........................................51
      8.11  Employment Agreements...........................................51
      8.12  Tax Matters.....................................................51

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF METALS AND NEWCO...............51
      9.1   Representations and Warranties; Performance of Obligations......52
      9.2   No Litigation...................................................52
      9.3   Secretary's Certificate.........................................52
      9.4   No Material Adverse Effect......................................53
      9.5   STOCKHOLDERS' Release...........................................53
      9.6   Satisfaction....................................................53
      9.7   Termination of Related Party Agreements.........................53
      9.8   Opinion of Counsel..............................................53

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      9.9   Consents and Approvals..........................................54
      9.10  Good Standing Certificates......................................54
      9.11  Registration Statement..........................................54
      9.12  Employment Agreements...........................................54
      9.13  Closing of IPO..................................................54
      9.14  FIRPTA Certificate..............................................54

10.   COVENANTS OF METALS AND THE STOCKHOLDERS AFTER CLOSING................55
      10.1  Release From Guarantees; Repayment of Certain Obligations.......55
      10.2  Preservation of Tax and Accounting Treatment....................55
      10.3  Preparation and Filing of Tax Returns...........................55
      10.4  Directors.......................................................57
      10.5  Preservation of Employee Benefit Plans..........................57

11.   INDEMNIFICATION.......................................................57
      11.1  General Indemnification by the STOCKHOLDERS.....................57
      11.2  Indemnification by METALS.......................................59
      11.3  Third Person Claims.............................................60
      11.4  Exclusive Remedy................................................62
      11.5  Limitations on Indemnification..................................62

12.   TERMINATION OF AGREEMENT..............................................63
      12.1  Termination.....................................................63
      12.2  Liabilities in Event of Termination.............................64

13.   NONCOMPETITION........................................................64
      13.1  Prohibited Activities...........................................64
      13.2  Damages.........................................................65
      13.3  Reasonable Restraint............................................66
      13.4  Severability; Reformation.......................................66
      13.5  Independent Covenant............................................66
      13.6  Materiality.....................................................66

14.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION..............................67
      14.1  STOCKHOLDERS....................................................67
      14.2  METALS AND NEWCO................................................68
      14.3  Damages.........................................................68
      14.4  Survival........................................................69

15.   TRANSFER RESTRICTIONS.................................................69

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      15.1  Transfer Restrictions...........................................69

16.   FEDERAL SECURITIES ACT REPRESENTATIONS................................70
      16.1  Compliance with Law.............................................70
      16.2  Economic Risk; Sophistication...................................70

17.   REGISTRATION RIGHTS...................................................71
      17.1  Piggyback Registration Rights...................................71
      17.2  Demand Registration Rights......................................72
      17.3  Registration Procedures.........................................73
      17.4  Indemnification.................................................74
      17.5  Underwriting Agreement..........................................76
      17.6  Rule 144 Reporting..............................................76

18.   GENERAL...............................................................77
      18.1  Cooperation.....................................................77
      18.2  Successors and Assigns..........................................77
      18.3  Entire Agreement................................................78
      18.4  Counterparts....................................................78
      18.5  Brokers and Agents..............................................78
      18.6  Expenses........................................................78
      18.7  Notices.........................................................79
      18.8  Governing Law...................................................80
      18.9  Survival of Representations and Warranties......................80
      18.10 Exercise of Rights and Remedies.................................81
      18.11 Time............................................................81
      18.12 Reformation and Severability....................................81
      18.13 Remedies Cumulative.............................................81
      18.14 Captions........................................................81
      18.15 Amendments and Waivers..........................................81

                                   APPENDIX

Appendix I  -     Mergers

                                    ANNEXES

Annex I     -     Consideration to Be Paid to Stockholders

Annex II    -     Stockholders and Stock Ownership of the Company

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Annex III   -     Stockholders and Stock Ownership of Metals

Annex IV    -     Certificate of Incorporation and By-Laws of Metals and Newco

Annex V     -     Form of Opinion of Counsel to Metals

Annex VI    -     Form of Opinion of Counsel to Company and Stockholders

Annex VII   -     Form of Key Employee Employment Agreement

Annex VIII  -     Form of Indemnification Agreement

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                                   SCHEDULES

      5.1   Due Organization
      5.2   Authorization
      5.3   Capital Stock of the COMPANY
      5.4   Transactions in Capital Stock, Organization Accounting
      5.5   No Bonus Shares
      5.6   Subsidiaries
      5.7   Predecessor Status; etc
      5.8   Spin-off by the COMPANY
      5.9   Financial Statements
      5.10  Liabilities and Obligations
      5.11  Accounts and Notes Receivable
      5.12  Permits and Intangibles
      5.13  Environmental Matters
      5.14  Personal Property
      5.15  Significant Customers; Material Contracts and Commitments
      5.16  Real Property
      5.17  Insurance
      5.18  Compensation; Employment Agreements; Organized Labor Matters
      5.19  Employee Plans
      5.20  Compliance with ERISA
      5.21  Conformity with Law; Litigation
      5.22  Taxes
      5.23  No Violations, Consents, etc.
      5.24  Government Contracts
      5.25  Absence of Changes
      5.26  Deposit Accounts; Powers of Attorney
      5.28  Relations with Governments
      5.30  Prohibited Activities
      5.31  Authority; Ownership
      6.4   Transactions in Capital Stock, Organization Accounting
      6.7   Liabilities and Obligations
      6.8   Conformity with Law; Litigation
      6.9   No Violations
      6.13  Business; Real Property; Material Agreements
      6.14  Taxes
      7.2   Conduct of Business Pending Closing
      7.3   Prohibited Activities

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      7.5   Notice to Bargaining Agents
      9.12  Employment Agreements

                                    -viii-
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                      AGREEMENT AND PLAN OF ORGANIZATION

      THIS AGREEMENT AND PLAN OF ORGANIZATION (the "Agreement") is made as of the 30th day of April, 1997, by and among METALS USA, Inc., a Delaware corporation ("METALS"), INTERSTATE STEEL I ACQUISITION CORP., INTERSTATE STEEL II ACQUISITION CORP., INTERSTATE STEEL III ACQUISITION CORP., and INTERSTATE STEEL IV ACQUISITION CORP., each a Delaware corporation (collectively, "NEWCO", and individually, "each NEWCO"), INTERSTATE STEEL SUPPLY COMPANY, a Pennsylvania corporation, INTERSTATE STEEL SUPPLY COMPANY OF PITTSBURGH, a Pennsylvania corporation, INTERSTATE STEEL SUPPLY COMPANY OF MARYLAND, a Maryland corporation, and INTERSTATE STEEL PROCESSING COMPANY, a Pennsylvania corporation (collectively, the "COMPANY", and individually, "each COMPANY"), and (i) ARNOLD
W. BRADBURD and (ii) WILLIAM L. BRADBURD, RUSSELL T. BRADBURD, KENNETH T. BRADBURD and AMY RUTH BRADBURD, trustees under a Trust Agreement dated April 22, 1997 (the "STOCKHOLDERS"). The STOCKHOLDERS are all the stockholders of the COMPANY.

            WHEREAS, each NEWCO is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on April 23, 1997, solely for the purpose of completing the transactions set forth herein, and is a wholly-owned subsidiary of METALS, a corporation organized and existing under the laws of the State of Delaware;

            WHEREAS, the respective Boards of Directors of each NEWCO and each COMPANY (which together are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that each NEWCO merge with and into each COMPANY, as set forth on Appendix I hereto, pursuant to this Agreement and the applicable provisions of the laws of the States of Delaware and the States of Incorporation;

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            WHEREAS, METALS is entering into other separate agreements substantially similar to this Agreement (the "Other Agreements"), each of which is entitled "Agreement and Plan of Organization," with each of the Other Founding Companies (as defined herein) and their respective stockholders in order to acquire additional metals processing, metals fabricating and specialty metals companies;

            WHEREAS, this Agreement and the Other Agreements constitute the "METALS Plan of Organization;"

            WHEREAS, the STOCKHOLDERS and the Boards of Directors and the stockholders of METALS, each of the Other Founding Companies and each of the subsidiaries of METALS that are parties to the Other Agreements have approved and adopted the METALS Plan of Organization as an integrated plan pursuant to which the STOCKHOLDERS and the stockholders of each of the other Founding Companies will transfer the capital stock of each of the Founding Companies to METALS and the stockholders of each of the other Founding Companies will acquire the stock of METALS (but not cash or other property) as a tax-free transfer of property under Section 351 of the Internal Revenue Code of 1986, as amended;

            WHEREAS, in consideration of the agreements of the Other Founding Companies pursuant to the Other Agreements, the Board of Directors of each COMPANY has approved this Agreement as part of the METALS Plan of Organization in order to transfer the capital stock of each COMPANY to METALS;

            WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement:

      "1933 Act" means the Securities Act of 1933, as amended.

      "1934 Act" means the Securities Exchange Act of 1934, as amended.

      "Acquired Party" means the COMPANY, any subsidiary and any member of a Relevant Group.

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      "Acquisition Companies" shall mean NEWCO and each of the other Delaware companies wholly-owned by METALS prior to the Funding and Consummation Date.

      "Affiliates" has the meaning set forth in Section 5.8.

      "Articles of Merger" shall mean those Articles or Certificates of Merger with respect to the Merger in such forms as may be required by the laws of the State of Delaware and the State of Incorporation.

      "Balance Sheet Date" shall mean December 31, 1996.

      "Closing" has the meaning set forth in Section 4.

      "Closing Date" has the meaning set forth in Section 4.

      "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

      "COMPANY Stock" has the meaning set forth in Section 2.1.

      "Constituent Corporations" has the meaning set forth in the second recital of this Agreement.

      "Draft Registration Statement" means the draft dated April 25, 1997 of the Registration Statement, and any corrections thereto and supplemental information delivered by METALS to the COMPANY for delivery to the STOCKHOLDERS prior to the time this Agreement is delivered to METALS.

      "Effective Time of the Merger" shall mean the time as of which the Merger becomes effective, which shall, in any case, occur on the Funding and Consummation Date.

      "Environmental Laws" has the meaning set forth in Section 5.13.

      "Expiration Date" has the meaning set forth in Section 5(A).

      "Founding Companies" means:

            Affiliated Metals Company, a Missouri corporation;

            Interstate Steel Supply Company, a Pennsylvania corporation,
                  Interstate Steel Supply Company of Pittsburgh, a Pennsylvania corporation, Interstate Steel Supply Company of Maryland, a Maryland corporation, and Interstate Steel Processing Company, a Pennsylvania corporation;

            Queensboro Steel Corporation, a North Carolina corporation;

            Southern Alloy of America, Inc., a North Carolina corporation;

            Steel Service Systems, Inc., a Wisconsin corporation;

            Texas Aluminum Industries, Inc., a Texas corporation, Cornerstone
                  Metals Corporation, a Nevada corporation, Cornerstone Building Products, Inc., a Nevada corporation, Cornerstone Aluminum Company, Inc., a Nevada corporation, and Cornerstone Patio Concepts, L.L.C., a Nevada limited liability company;

            Uni-Steel Incorporated, an Oklahoma corporation; and

            Williams Steel & Supply Co., Inc., a Wisconsin corporation.

      "Funding and Consummation Date" has the meaning set forth in Section 4.

      "IPO" means the initial public offering of METALS Stock pursuant to the Registration Statement as referenced in Section 9.13.

      "Material Adverse Effect" has the meaning set forth in Section 5.1.

      "Material Documents" has the meaning set forth in Section 5.23.

      "Merger" means the merger of each NEWCO with and into each COMPANY, as set forth on Appendix I hereto, pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware and the laws of the States of Incorporation.

      "METALS" has the meaning set forth in the first paragraph of this Agreement.

      "METALS Charter Documents" has the meaning set forth in Section 6.1.

      "METALS Stock" means the common stock, par value $.01 per share, of METALS.

      "NEWCO" has the meaning set forth in the first paragraph of this Agreement.

      "NEWCO STOCK" means the common stock, par value $.01 per share, of NEWCO.

      "Other Founding Companies" means all of the Founding Companies other than the Company.

      "Plans" has the meaning set forth in Section 5.19.

      "Pricing" means the date of determination by METALS and the Underwriters of the public offering price of the shares of METALS Stock in the IPO; the parties hereto contemplate that the Pricing shall take place on the Closing Date.

      "Qualified Plans" has the meaning set forth in Section 5.20.

      "Registration Statement" means that certain registration statement on Form S-1 to be filed with the SEC covering the shares of METALS Stock to be issued in the IPO and all amendments thereto.

      "Relevant Group" means the COMPANY and any affiliated, combined, consolidated, unitary or similar group of which the COMPANY is or was a member.

      "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

      "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

      "SEC" means the United States Securities and Exchange Commission.

      "States of Incorporation" means the States of Pennsylvania and Maryland.

      "STOCKHOLDERS" has the meaning set forth in the first paragraph of this Agreement.

      "Surviving Corporation" shall mean each COMPANY as the surviving party in each Merger.

      "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, employment, excise, property, deed, stamp, alternative or add on minimum, or other taxes, assessments, duties, fees, levies or other governmental charges, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

      "Underwriters" means the prospective underwriters identified in the Registration Statement.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.    THE MERGER

      1.1 DELIVERY AND FILING OF ARTICLES OF MERGER. The Constituent Corporations will cause the Articles of Merger to be signed, verified and placed in escrow under the control of METALS to be held for filing with the Secretary of State of the States of Delaware and the Secretary of State of the State of Incorporation on the Funding and Consummation Date.

      1.2 EFFECTIVE TIME OF THE MERGER. At the Effective Time of the Merger, each NEWCO shall be merged with and into each COMPANY as set forth on Appendix I hereto in accordance with the Articles of Merger, the separate existence of each NEWCO shall cease, each COMPANY shall be the surviving party in the Merger and each COMPANY is sometimes hereinafter referred to as the Surviving Corporation. The Merger will be effected in a single transaction.

      1.3 CERTIFICATE OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF SURVIVING CORPORATION. At the Effective Time of the Merger:

            (i) the Certificate of Incorporation of each COMPANY then in effect shall be the Certificate of Incorporation of the respective Surviving Corporation until changed as provided by law;

            (ii) the By-laws of each NEWCO then in effect shall become the By-laws of the Surviving Corporation; and subsequent to the Effective Time of the Merger, such By-laws shall be the By-laws of the Surviving Corporation until they shall thereafter be duly amended (and such By-laws shall be amended, if necessary, to comply with applicable state law);

            (iii) the Board of Directors of the respective Surviving Corporation shall consist of the persons who are on the Board of Directors of each COMPANY immediately prior to the Effective Time of the Merger, provided that J. Michael Kirksey shall be elected as a director of each Surviving Corporation effective as of the Effective Time of the Merger; the Board of Directors of each Surviving Corporation shall hold office subject to the provisions of the laws of the appropriate State of Incorporation and of the Certificate of Incorporation and By-laws of the respective Surviving Corporation; and

            (iv) the officers of each COMPANY immediately prior to the Effective Time of the Merger shall continue as the officers of the respective Surviving Corporation in the same capacity or capacities, and effective upon the Effective Time of the Merger J. Michael Kirksey shall be appointed as a vice president of each Surviving Corporation and Terry L. Freeman shall be appointed as an Assistant Secretary of each Surviving Corporation, each of such officers to serve, subject to the provisions of the Certificate of Incorporation and Bylaws of the respective Surviving Corporation, until his or her successor is duly elected and qualified.

      1.4 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY, METALS AND NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of each COMPANY, METALS and each NEWCO as of the date of this Agreement are as follows:

            (i) as of the date of this Agreement, the authorized and outstanding capital stock of each COMPANY is as set forth on Schedule 5.3 hereto;

            (ii) immediately prior to the Closing Date and the Funding and Consummation Date, the authorized capital stock of METALS will consist of 50,000,000 shares of METALS Stock, of which the number of issued and outstanding shares will be set forth in the Registration Statement, and 5,000,000 shares of preferred stock, $.01 par value, of which no shares will be issued and outstanding, and a number of shares of Restricted Voting Common Stock, $.01 par value (the "Restricted Common Stock"), to be determined by METALS in good faith, all of which will be issued and outstanding except as otherwise set forth in the Registration Statement; and

            (iii) as of the date of this Agreement, the authorized capital stock of each NEWCO consists of 1,000 shares of NEWCO Stock, of which one hundred (100) shares are issued and outstanding.

      1.5 EFFECT OF MERGER. At the Effective Time of the Merger, the effect of the Merger shall be as provided in the applicable provisions of the General Corporation Law of the State of Delaware

(the "Delaware GCL") and the law of the appropriate State of Incorporation. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of each COMPANY shall continue unaffected and unimpaired by each Merger and the corporate franchises, existence and rights of each NEWCO shall be merged with and into each COMPANY, and each COMPANY, as the Surviving Corporation, shall be fully vested therewith. At the Effective Time of the Merger, the separate existence of each NEWCO shall cease and, in accordance with the terms of this Agreement, the respective Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public, as well as of a private, nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to the respective COMPANY and respective NEWCO shall be transferred to, and vested in, the respective Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the respective Surviving Corporation as they were of the respective COMPANY and respective NEWCO; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of the appropriate State of Incorporation vested in the respective COMPANY and respective NEWCO, shall not revert or be in any way impaired by reason of the Merger. Except as otherwise provided herein, the respective Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the respective COMPANY and respective NEWCO and any claim existing, or action or proceeding pending, by or against the respective COMPANY or respective NEWCO may be prosecuted as if the Merger had not taken place, or the respective Surviving Corporation may be substituted in their place. Neither the rights of creditors nor any liens upon the property of the respective COMPANY or respective NEWCO shall be impaired by the Merger, and all debts, liabilities and duties of the respective COMPANY and respective NEWCO shall attach to the respective Surviving Corporation, and may be enforced against such Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by such Surviving Corporation.

2.    CONVERSION OF STOCK

      2.1 MANNER OF CONVERSION. The manner of converting the shares of (i) outstanding capital stock of each COMPANY ("COMPANY Stock") and (ii) the appropriate NEWCO Stock, issued and outstanding immediately prior to the Effective Time of the Merger, respectively, into shares of (x) METALS Stock and cash and (y) common stock of the respective Surviving Corporation, respectively, shall be as follows:

      As of the Effective Time of the Merger:

            (i) all of the shares of COMPANY Stock issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent (1) the right to receive the number of shares of METALS Stock set forth on Annex I hereto with respect to such holder and (2) the right to receive the amount of cash set forth on Annex I hereto with respect to such holder;

            (ii) all shares of COMPANY Stock that are held by the COMPANY as treasury stock shall be canceled and retired and no shares of METALS Stock or other consideration shall be delivered or paid in exchange therefor; and

            (iii) each share of NEWCO Stock issued and outstanding immediately prior to the Effective Time of the Merger, shall, by virtue of the Merger and without any action on the part of METALS, automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation which shall constitute all of the issued and outstanding shares of common stock of the Surviving Corporation immediately after the Effective Time of the Merger.

      All METALS Stock received by the STOCKHOLDERS pursuant to this Agreement shall, except for restrictions on resale or transfer described in Sections 15 and 16 hereof, have the same rights as all the other shares of outstanding METALS Stock by reason of the provisions of the Certificate of Incorporation of METALS or as otherwise provided by the Delaware GCL. All METALS Stock received by the STOCKHOLDERS shall be issued and delivered to the STOCKHOLDERS free and clear of any liens, claims or encumbrances of any kind or nature. All voting rights of such METALS Stock received by the STOCKHOLDERS shall be fully exercisable by the STOCKHOLDERS and the STOCKHOLDERS shall not be deprived nor restricted in exercising those rights. At the Effective Time of the Merger, METALS shall have no class of capital stock issued and outstanding other than the METALS Stock and the Restricted Voting Common Stock.

3.    DELIVERY OF MERGER CONSIDERATION

      3.1 On the Funding and Consummation Date the STOCKHOLDERS, who are the holders of all outstanding certificates representing shares of COMPANY Stock, shall, upon surrender of such certificates, receive the respective number of shares of METALS Stock and the amount of cash described on Annex I hereto, said cash to be payable by certified check.

      3.2 The STOCKHOLDERS shall deliver to METALS at the Closing the certificates representing COMPANY Stock, duly endorsed in blank by the STOCKHOLDERS, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the STOCKHOLDERS' expense, affixed and canceled. The STOCKHOLDERS agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such COMPANY Stock or with respect to the stock powers accompanying any COMPANY Stock.

4.    CLOSING

      At or prior to the Pricing, the parties shall take all actions necessary to prepare to (i) effect the Merger (including the execution of the Articles of Merger which shall be placed in escrow under the control of METALS for filing with the appropriate authorities on the Funding and

Consummation Date) and (ii) effect the conversion and delivery of shares referred to in Section 3 hereof; provided, that such actions shall not include the actual completion of the Merger or the conversion and delivery of the shares and certified check(s) referred to in Section 3 hereof, each of which actions shall only be taken upon the Funding and Consummation Date as herein provided. The escrow agreement relating to the Articles of Merger shall provide that in the event that there is no Funding and Consummation Date and this Agreement automatically terminates as provided in this Section 4 the Articles of Merger shall not be filed and shall be returned to the STOCKHOLDERS. The taking of the actions described in clauses (i) and (ii) above (the "Closing") shall take place on the closing date (the "Closing Date") at the offices of Bracewell & Patterson, L.L.P., South Tower Pennzoil Place, 711 Louisiana, Suite 2900, Houston, Texas 77002. On the Funding and Consummation Date (x) the Articles of Merger shall be filed with the appropriate state authorities so that they shall be, as early as practicable on the Funding and Consummation Date, effective and the Merger shall thereby be effected, (y) all transactions contemplated by this Agreement, including the conversion and delivery of shares, the delivery of a certified check or checks in an amount equal to the cash portion of the consideration which the STOCKHOLDERS shall be entitled to receive pursuant to the Merger referred to in Section 3 hereof and (z) the closing with respect to the IPO shall occur and be completed. The date on which the actions described in the preceding clauses (x), (y) and (z) occurs shall be referred to as the "Funding and Consummation Date." Except as otherwise provided in Section 12 hereof, during the period from the Closing Date to the Funding and Consummation Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such agreement. This Agreement shall also in any event automatically terminate if the Funding and Consummation Date has not occurred within 10 business days of the Closing Date. Time is of the essence.

5.    REPRESENTATIONS AND WARRANTIES OF COMPANY
      AND STOCKHOLDERS

      (A)   REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDERS.

      Each of the COMPANY and the STOCKHOLDERS jointly and severally represent and warrant that all of the following representations and warranties in this
Section 5(A) are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Closing and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of twelve months (the last day of such period being the "Expiration Date"), except that the warranties and representations set forth in Section 5.22 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section
5.22. For purposes of this Section 5, the term COMPANY shall mean and refer to the COMPANY and all of its subsidiaries.

      5.1 DUE ORGANIZATION. The COMPANY is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation, and has the requisite power and authority to carry on its business as it is now being conducted. The COMPANY is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except (i) as set forth on Schedule 5.1 or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of the COMPANY taken as a whole (as used herein with respect to the COMPANY, or with respect to any other person, a "Material Adverse Effect"). Schedule 5.1 sets forth a list of all jurisdictions in which the COMPANY is authorized or qualified to do business. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as amended, of the COMPANY (the "Charter Documents") are all attached to Schedule 5.1. The stock records of the COMPANY, as heretofore made available to METALS, are correct and complete in all material respects. There are no minutes in the possession of the COMPANY or the STOCKHOLDERS which have not been made available to METALS, and all of such minutes are complete in all material respects.

      5.2 AUTHORIZATION. (i) The representatives of the COMPANY executing this Agreement have the authority to enter into and bind the COMPANY to the terms of this Agreement and (ii) the COMPANY has the full legal right, power and authority to enter into this Agreement and the Merger. The most recent resolutions adopted by the Board of Directors of the COMPANY and the most recent resolutions adopted by the STOCKHOLDERS, all of which are dated no earlier than ten business days prior to the date hereof, approve this Agreement and the transactions contemplated hereby in all respects, and copies of all such resolutions, certified by the Secretary or an Assistant Secretary of the COMPANY as being in full force and effect on the date hereof, are attached hereto as
Schedule 5.2.

      5.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the COMPANY is as set forth on Schedule 5.3. All of the issued and outstanding shares of the capital stock of the COMPANY are owned by the STOCKHOLDERS in the amounts set forth in Annex II. Each STOCKHOLDER, severally, represents and warrants that except as set forth on Schedule 5.3, the shares of capital stock of the COMPANY owned by such STOCKHOLDER are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of the COMPANY have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDERS and further, such shares were offered, issued, sold and delivered by the COMPANY in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of any preemptive rights of any past or present stockholder.

      5.4 TRANSACTIONS IN CAPITAL STOCK, ORGANIZATION ACCOUNTING. Except as set forth on Schedule 5.4, the COMPANY has not acquired any COMPANY Stock since January 1, 1995. Except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the COMPANY to issue any of its authorized but unissued capital stock; (ii) the COMPANY has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of the COMPANY nor the relative ownership of shares among any of its respective stockholders has been altered or changed in contemplation of the Merger and/or the METALS Plan of Organization. Schedule 5.4 also includes a complete and accurate list of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of the COMPANY's stock and copies of such plans have been delivered to METALS or are attached to Schedule 5.4.

      5.5 NO BONUS SHARES. Except as set forth on Schedule 5.5, none of the shares of COMPANY Stock was issued pursuant to awards, grants or bonuses in contemplation of the Merger or the METALS Plan of Organization.

      5.6 SUBSIDIARIES. Except as set forth on Schedule 5.6, the COMPANY has no subsidiaries. Except as set forth in Schedule 5.6 and except for any corporations or entities with respect to which the COMPANY owns less than 1% of the issued and outstanding stock, the COMPANY does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the COMPANY, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      5.7 PREDECESSOR STATUS; ETC. Set forth on Schedule 5.7 is a listing of all names of all predecessor companies of the COMPANY, including the names of any entities acquired by the COMPANY (by stock purchase, merger or otherwise) or owned by the COMPANY or from whom the COMPANY previously acquired material assets, in any case, from the earliest date upon which any STOCKHOLDER acquired his or her stock in any COMPANY. Except as disclosed on Schedule 5.7, the COMPANY has not been, within such period of time, a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

      5.8 SPIN-OFF BY THE COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of either the COMPANY or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the COMPANY ("Affiliates") since January 1, 1995.

      5.9 FINANCIAL STATEMENTS. Attached hereto as Schedule 5.9 are copies of the following financial statements (the "COMPANY Financial Statements") of the
COMPANY: the COMPANY's audited Balance Sheets as of December 31, 1996, 1995 and 1994, and Statements of Income, Stockholders' Equity and Cash Flows for each of the three years in the period ended December 31, 1996 (December 31, 1996 being hereinafter referred to as the "Balance Sheet Date"). Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 5.9). Except as set forth on Schedule 5.9, such Balance Sheets present fairly in all material respects the financial position of the COMPANY as of the dates indicated thereon, and such Statements of Income, Stockholders Equity and Cash Flows present fairly in all material respects the results of operations for the periods indicated thereon.

      5.10 LIABILITIES AND OBLIGATIONS. The COMPANY has delivered to METALS an accurate list (which is set forth on Schedule 5.10) as of the Balance Sheet Date of (i) all liabilities of the COMPANY of a nature that they are required in accordance with GAAP to be reflected on a balance sheet and which are not reflected on the balance sheet of the COMPANY at the Balance Sheet Date or otherwise reflected in the COMPANY Financial Statements at the Balance Sheet Date, and which are not disclosed on any of the other Schedules to this Agreement and which would have a Material Adverse Effect on the COMPANY, and
(ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, pledges or other security agreements to which the COMPANY is a party or by which its properties may be bound. Except as set forth on Schedule 5.10, to the best knowledge of the COMPANY, since the Balance Sheet Date the COMPANY has not incurred any material liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. The COMPANY has also delivered to METALS on Schedule 5.10, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed, a good faith and reasonable estimate of the maximum amount which the COMPANY reasonably expects will be payable and the amount, if any, accrued or reserved for each such potential liability on the COMPANY's Financial Statements. For each such contingent liability or liability for which the amount is not fixed or is contested, the COMPANY has provided to METALS the following information:

            (i) a summary description of the liability together with the following:

                  (a) copies of all relevant documentation relating thereto;

                  (b) amounts claimed and any other action or relief sought; and

                  (c) name of claimant and all other parties to the claim, suit or proceeding;

            (ii) the name of each court or agency before which such claim, suit or proceeding is pending; and

            (iii) the date such claim, suit or proceeding was instituted; and

            (iv) a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

      5.11 ACCOUNTS AND NOTES RECEIVABLE. The COMPANY has delivered to METALS an accurate list (which is set forth on Schedule 5.11) of the accounts and notes receivable of the COMPANY, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the STOCKHOLDERS. Except to the extent reflected on Schedule 5.11, such accounts, notes and other receivables are collectible in the amounts shown on Schedule 5.11, net of reserves reflected in the balance sheet as of the Balance Sheet Date.

      5.12 PERMITS AND INTANGIBLES. The COMPANY or its employees, as appropriate, hold all licenses, franchises, permits and other governmental authorizations ("Licenses") the absence of any of which could have a Material Adverse Effect on the Company's business, and the COMPANY has delivered to METALS an accurate list and summary description (which is set forth on Schedule 5.12) of all such Licenses, including any trademarks, trade names, patents, patent applications and copyrights owned or held by the COMPANY or any of its employees (including interests in software or other technology systems, programs and intellectual property) (it being understood and agreed that a list of all environmental permits and other environmental approvals is set forth on Schedule 5.13). At or prior to the Closing, all such trademarks, trade names, patents, patent applications, copyrights and other intellectual property will be assigned or licensed to the COMPANY for no additional consideration. To the best knowledge of the COMPANY, the Licenses and other rights listed on Schedules 5.12 and 5.13 are valid, and the COMPANY has not received any notice that any person intends to cancel, terminate or not renew any such License or other right. The COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Licenses and other rights listed on Schedules 5.12 and 5.13 and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect on the COMPANY. Except as specifically provided in
Schedule 5.12, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the COMPANY by, any such Licenses or other rights.

      5.13 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.13, and except where any failure to comply or action would not have a Material Adverse Effect, (i) the COMPANY has complied with and is in compliance with all Federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to any of them or any of their respective properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances (as such terms are defined in any applicable Environmental Law), as well as petroleum and petroleum products (collectively "Hazardous Materials"); (ii) the COMPANY has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Materials, a list of all of which permits and approvals is set forth on Schedule 5.13, and have reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the COMPANY where Hazardous Materials have been treated, stored, disposed of or otherwise handled; (iii) there have been no releases or threats of releases (as these terms are defined in Environmental Laws) of any Hazardous Materials at, from, in or on any property owned or operated by the COMPANY except as permitted by Environmental Laws; (iv) the COMPANY knows of no on-site or off-site location to which the COMPANY has transported or disposed of Hazardous Materials or arranged for the transportation of Hazardous Materials, which site is the subject of any Federal, state, local or foreign enforcement action or any other investigation which is reasonably likely to lead to any claim against the COMPANY, METALS or NEWCO for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and (v) to the best knowledge of the COMPANY, the COMPANY has no contingent liability in connection with any release of any Hazardous Materials into the environment; provided, however, that the representation set forth in this clause (v) shall not be deemed to limit in any way the representations and warranties set forth in clauses (i) - (iv) of this Section 5.13.

      5.14 PERSONAL PROPERTY. The COMPANY has delivered to METALS an accurate list (which is set forth on Schedule 5.14) of (x) all personal property material to the operations of the COMPANY included (or that will be included) in "depreciable plant, property and equipment" on the balance sheet of the COMPANY,
(y) all other personal property owned by the COMPANY with an individual value in excess of $50,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all material leases and agreements in respect of personal property, including, in the case of each of (x), (y) and (z), (1) true, complete and correct copies of all such leases and (2) an indication as to which assets are currently owned, or were formerly owned, by STOCKHOLDERS, relatives of STOCKHOLDERS, or Affiliates of the COMPANY. Except as set forth on Schedule 5.14, (i) all material personal property used by the COMPANY in its business is either owned by the COMPANY or leased by the COMPANY pursuant to a lease included on

Schedule 5.14, (ii) all of the personal property listed on Schedule 5.14 is in good working order and condition, ordinary wear and tear excepted and (iii) all leases and agreements included on Schedule 5.14 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

      5.15 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS. The COMPANY has delivered to METALS an accurate list (which is set forth on Schedule 5.15) of (i) all significant customers, it being understood and agreed that a "significant customer," for purposes of this Section 5.15, means a customer (or person or entity) representing 5% or more of the COMPANY's annual revenues for its most recently completed fiscal year. Except to the extent set forth on
Schedule 5.15, none of the COMPANY's significant customers have canceled or substantially reduced or, to the knowledge of the COMPANY, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the COMPANY.

      The COMPANY has listed on Schedule 5.15 all material contracts, commitments and similar agreements to which the COMPANY is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than agreements listed on Schedule 5.10, 5.14 or 5.16, (a) in existence as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in each case has delivered true, complete and correct copies of such agreements to METALS. The COMPANY has also indicated on Schedule 5.15 a summary description of all plans or projects involving the opening of new operations, expansion of existing operations, the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $50,000 by the COMPANY during any 12-month period.

      5.16 REAL PROPERTY. Schedule 5.16 includes a list of all real property owned or leased by the COMPANY at the date hereof and all other real property, if any, used by the COMPANY in the conduct of its business. Except as set forth on Schedule 5.16, any such real property owned by the COMPANY will be sold or distributed by the COMPANY and leased back by the COMPANY on terms no less favorable to the COMPANY than those available from an unaffiliated party and otherwise reasonably acceptable to METALS at or prior to the Closing Date. The COMPANY has good and insurable title to any real property owned by it that is not shown on Schedule 5.16 as property intended to be sold or distributed prior to the Closing Date, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

            (i) liens reflected on Schedules 5.10 or 5.16 as securing specified liabilities (with respect to which no material default exists);

            (ii) liens for current taxes not yet payable and assessments not in default;

            (iii) easements for utilities serving the property only; and

            (iv) easements, covenants and restrictions and other exceptions to title which do not adversely affect the current use of the property.

      True, complete and correct copies of all leases and agreements in respect of such real property leased by the COMPANY are attached to Schedule 5.16, and an indication as to which such properties, if any, are currently owned, or were formerly owned, by STOCKHOLDERS or affiliates of the COMPANY or STOCKHOLDERS is included in Schedule 5.16. Except as set forth on Schedule 5.16, all of such leases included on Schedule 5.16 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

      5.17 INSURANCE. The COMPANY has delivered to METALS (i) an accurate list as of the Balance Sheet Date of all insurance policies carried by the COMPANY,
(ii) an accurate list of all insurance loss runs or workers compensation claims received for the past three (3) policy years and (iii) true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that the COMPANY is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All of such insurance policies are currently in full force and effect and shall, to the best knowledge of the COMPANY, remain in full force and effect through the Funding and Consummation Date. Since January 1, 1994, no insurance carried by the COMPANY has been canceled by the insurer and the COMPANY has not been denied coverage.

      5.18 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS. The COMPANY has delivered to METALS an accurate list (which is set forth on Schedule 5.18) showing all officers, directors and key employees of the COMPANY, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The COMPANY has provided to METALS true, complete and correct copies of any employment agreements for persons listed on Schedule 5.18. Since the Balance Sheet Date, there have been no material increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

      Except as set forth on Schedule 5.18, (i) the COMPANY is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of the COMPANY are represented by any labor union or covered by any collective bargaining agreement, (iii) to the knowledge of the COMPANY, no campaign to establish such representation is in progress and (iv) there is no pending or, to the best of the COMPANY's knowledge, threatened labor dispute involving the COMPANY and any group of its employees nor has the COMPANY experienced any labor interruptions over the past three years. The COMPANY believes its relationship with employees to be good.

      5.19 EMPLOYEE PLANS. The STOCKHOLDERS have delivered to METALS an accurate schedule (Schedule 5.19) showing all employee benefit plans of COMPANY (including COMPANY's Subsidiaries), including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except for the employee benefit plans, if any, described on Schedule 5.19, COMPANY (including the COMPANY's Subsidiaries) does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee pension benefit plan," nor has COMPANY or any Subsidiary any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. Neither COMPANY nor any Subsidiary has sponsored, maintained or contributed to any employee pension benefit plan other than the plans set forth on Schedule 5.19, nor is COMPANY or any Subsidiary required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of COMPANY's or any Subsidiary's employees.

      Neither the COMPANY nor any Subsidiary is now, or will as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA for any amounts which would have a Material Adverse Effect on the COMPANY.

      All employee benefit plans listed on Schedule 5.19 and the administration thereof are in compliance in all material respects with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

      All accrued contribution obligations of COMPANY or any Subsidiary with respect to any plan listed on Schedule 5.19 have either been fulfilled in their entirety or are fully reflected on the balance sheet of the COMPANY as of the Balance Sheet Date.

      5.20 COMPLIANCE WITH ERISA. All such plans listed on Schedule 5.19 that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 5.19 hereof. Except as disclosed on Schedule 5.20, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 5.19 hereof. Neither STOCKHOLDERS, any such plan listed in
Schedule 5.19, nor COMPANY (including the COMPANY's Subsidiaries) has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or
Section 406 of ERISA. No such Plan listed in Schedule 5.19 has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and
Section 302(1) of ERISA; and COMPANY (including the COMPANY's Subsidiaries) has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation. The STOCKHOLDERS further represent that except as set forth on Schedule 5.19 hereto:

            (i) there have been no terminations, partial terminations or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

            (ii) no such plan listed in Schedule 5.19 subject to the provisions of Title IV of ERISA has been terminated;

            (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in
      Schedule 5.19;

            (iv) COMPANY (including the COMPANY's Subsidiaries) has not incurred liability under Section 4062 of ERISA; and

            (v) To their best knowledge, circumstances exist pursuant to which the COMPANY could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the COMPANY that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the COMPANY.

      5.21 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on
Schedule 5.21 or 5.13, the COMPANY is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it which would have a Material Adverse Effect; and except to the extent set forth on Schedule 5.10 or 5.13, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of the COMPANY, threatened against or affecting, the COMPANY, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the COMPANY. The COMPANY has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations, including all such orders and other governmental approvals set forth on Schedules 5.12 and 5.13, except where any such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect.

      5.22 TAXES. COMPANY (including the COMPANY's Subsidiaries) has timely filed all requisite Federal, state and other tax returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on Schedule 5.22, there are no examinations in progress or claims pending against any of them for federal, state and other taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for taxes, whether pending or threatened, has been received. All tax, including interest and penalties (whether or not shown on any tax return) owed by the COMPANY or any of the COMPANY's Subsidiaries has been paid. The amounts shown as accruals for taxes on the COMPANY Financial Statements are sufficient for the payment of all taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal and local income tax returns and franchise tax returns of COMPANY (including the COMPANY Subsidiaries) for their last three (3) fiscal years, or such shorter period of time as any of them shall have existed, are attached hereto as Schedule 5.22 or have otherwise been delivered to METALS. The COMPANY has a taxable year ended December 31. The COMPANY's methods of accounting have not changed in the past five years. The COMPANY is not an investment company as defined in Section 351(e)(1) of the Code.

      5.23 NO VIOLATIONS; CONSENTS, ETC. The COMPANY is not in violation of any Charter Document. Neither the COMPANY nor, to the best knowledge of the COMPANY, any other party thereto, is in default under any lease, instrument, agreement, license, or permit set forth on Schedule 5.12, 5.13, 5.14, 5.15 or 5.16, or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents") in any manner that could result in a Material Adverse Effect; and, except as set forth in Schedule 5.23, (a) the rights and benefits of the COMPANY under the Material Documents will not be materially adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as set forth on Schedule 5.23, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit. Except as set forth on Schedule 5.23, none of the Material Documents prohibits the use or publication by the COMPANY, METALS or NEWCO of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the COMPANY from freely providing services to any other customer or potential customer of the COMPANY, METALS, NEWCO or any Other Founding Company.

      5.24 GOVERNMENT CONTRACTS. Except as set forth on Schedule 5.24, the COMPANY is not now a party to any governmental contracts subject to price redetermination or renegotiation.

      5.25 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 5.25 or as otherwise contemplated hereby, there has not been:

            (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the COMPANY;

            (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the COMPANY;

            (iii) any change in the authorized capital of the COMPANY or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

            (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the COMPANY except for distributions that would have been permitted after the date hereof under Section 7.3(iii) hereof;

            (v) any material increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the COMPANY to any of its officers, directors, STOCKHOLDERS, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

            (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of the COMPANY;

            (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of COMPANY to any person, including, without limitation, the STOCKHOLDERS and their affiliates;

            (viii)any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the COMPANY, including without limitation any indebtedness or obligation of any STOCKHOLDERS or any affiliate thereof;

            (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the COMPANY or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the COMPANY's business;

            (xi) any waiver of any material rights or claims of the COMPANY;

            (xii) any amendment or termination of any material contract, agreement, license, permit or other right to which the COMPANY is a party;

            (xiii)any transaction by the COMPANY outside the ordinary course of its business;

            (xiv) any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date; or

            (xv) any other distribution of property or assets by the COMPANY other than in the ordinary course of business and other than distributions of real estate and other assets as permitted by this Agreement (including the Schedules hereto).

      5.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. The COMPANY has delivered to METALS an accurate schedule (which is set forth on Schedule 5.26) as of the date of the Agreement of:

            (i) the name of each financial institution in which the COMPANY has accounts or safe deposit boxes;

            (ii) the names in which the accounts or boxes are held;

            (iii) the type of account and account number; and

            (iv) the name of each person authorized to draw thereon or have access thereto.

      Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the COMPANY and a description of the terms of such power.

      5.27 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the COMPANY and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the COMPANY and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the COMPANY.

      5.28 RELATIONS WITH GOVERNMENTS. Except for political contributions made in a lawful manner which, in the aggregate, do not exceed $10,000 per year, the COMPANY has not over the past five (5) years made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause the COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect. If political contributions made by the COMPANY have exceeded $10,000 per year for each year in which any STOCKHOLDER has been a stockholder of the COMPANY, each contribution in the amount of $5,000 or more shall be described on Schedule 5.28.

      5.29 DISCLOSURE. (a) This Agreement, including the Annexes and Schedules hereto, and the completed Director and Officer Questionnaires and the completed S-1 Questionnaire furnished to METALS by the COMPANY and the STOCKHOLDERS in connection herewith, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon information furnished in writing by METALS. If, prior to the 25th day after the date of the final prospectus of METALS utilized in connection with the IPO, the COMPANY or the STOCKHOLDERS become aware of any fact or circumstance which would affect the accuracy of a representation or warranty of COMPANY or STOCKHOLDERS in this Agreement in any material respect, the COMPANY and the STOCKHOLDERS shall immediately give notice of such fact or circumstance to METALS. However, subject to the provisions of Section 7.8, such notification shall not relieve either the COMPANY or the STOCKHOLDERS of their respective obligations under this Agreement, and, subject to the provisions of Section 7.8, at the sole option of METALS, the truth and accuracy of any and all warranties and representations of the COMPANY, or on behalf of the COMPANY and of STOCKHOLDERS at the date of this Agreement and on the Closing Date and on the Funding and Consummation Date, shall be a precondition to the consummation of this transaction.

                  (b) The COMPANY and the STOCKHOLDERS acknowledge and agree (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all; (ii) that neither METALS or any of its officers, directors, agents or representatives nor any Underwriter shall have any liability to the COMPANY, the STOCKHOLDERS or any other person affiliated or associated with the COMPANY for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (iii) that the decision of STOCKHOLDERS to enter into this Agreement, or to vote in favor of or consent to the proposed Merger, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or performed by any prospective Underwriter, relative to METALS or the prospective IPO. METALS agrees, however, to use all reasonable efforts to consummate the METALS Plan of Organization and IPO as contemplated hereby.

      5.30 PROHIBITED ACTIVITIES. Except as set forth on Schedule 5.30, the COMPANY has not, between the Balance Sheet Date and the date hereof, taken any of the actions (Prohibited Activities) set forth in Section 7.3.

            (B)   REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

            Each STOCKHOLDER severally represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Closing and on the Funding and Consummation Date, and that the representations and warranties set forth in Sections 5.31 and 5.32 shall survive until the first anniversary of the Funding and Consummation Date, which shall be the Expiration Date for purposes of Sections 5.31 and 5.32.

      5.31 AUTHORITY; OWNERSHIP. Such STOCKHOLDER has the full legal right, power and authority to enter into this Agreement. Such STOCKHOLDER owns beneficially and of record all of the shares of the COMPANY stock identified on Annex II as being owned by such STOCKHOLDER, and, except as set forth on
Schedule 5.31, such COMPANY Stock is owned free and clear of all liens, encumbrances and claims of every kind.

      5.32 PREEMPTIVE RIGHTS. Such STOCKHOLDER does not have, or hereby waives, any preemptive or other right to acquire shares of COMPANY Stock or METALS Stock that such STOCKHOLDER has or may have had. Nothing herein, however, shall limit or restrict the rights of any STOCKHOLDER to acquire METALS Stock pursuant to
(i) this Agreement or (ii) any option granted by METALS.

      5.33 NO INTENTION TO DISPOSE OF METALS STOCK. No STOCKHOLDER is under any binding commitment or contract to sell, exchange or otherwise dispose of shares of METALS Stock received as described in Section 3.1.

6.    REPRESENTATIONS OF METALS AND NEWCO

            METALS and NEWCO jointly and severally represent and warrant that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of Closing and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of twelve months (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Section
6.14 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 6.14 and (ii) solely for purposes of determining whether a claim for indemnification under Section 11.2(iv) hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, any of the

STOCKHOLDERS actually incurs liability under the 1933 Act, the 1934 Act, or any other Federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

      6.1 DUE ORGANIZATION. METALS and NEWCO are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has the requisite power and authority to carry on its business as it is now being conducted. METALS and NEWCO are each qualified to do business and are each in good standing in each jurisdiction in which the nature of its business makes such qualification necessary, except where the failure to be so authorized or qualified would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as proposed to be amended, of METALS and NEWCO (the "METALS Charter Documents") are all attached hereto as Annex IV.

      6.2 AUTHORIZATION. (i) The respective representatives of METALS and NEWCO executing this Agreement have the authority to enter into and bind METALS and NEWCO to the terms of this Agreement and (ii) METALS and NEWCO have the full legal right, power and authority to enter into this Agreement and consummate the Merger. All corporate acts and other proceedings required to have been taken by METALS and NEWCO to authorize the execution, delivery and performance of this Agreement and the consummation of the Merger have been duly and properly taken.

      6.3 CAPITAL STOCK OF METALS AND NEWCO. The authorized capital stock of METALS and NEWCO is as set forth in Sections 1.4(ii) and (iii), respectively. All of the issued and outstanding shares of the capital stock of NEWCO are owned by METALS and all of the issued and outstanding shares of the capital stock of METALS are owned by the persons set forth on Annex III hereof, in each case, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of METALS and NEWCO have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by METALS and the persons set forth on

Annex III, respectively, and further, such shares were offered, issued, sold and delivered by METALS and NEWCO in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder of METALS or NEWCO.

      6.4 TRANSACTIONS IN CAPITAL STOCK, ORGANIZATION ACCOUNTING. Except for the Other Agreements and except as set forth on Schedule 6.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates METALS or NEWCO to issue any of their respective authorized but unissued capital stock; and (ii) neither METALS nor NEWCO has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 6.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list, accurate as of the date hereof, of all outstanding options, warrants or other rights to acquire shares of the stock of METALS.

      6.5 SUBSIDIARIES. NEWCO has no subsidiaries. METALS has no subsidiaries except for NEWCO and each of the companies identified as "NEWCO" in each of the Other Agreements. Except as set forth in the preceding sentence, neither METALS nor NEWCO presently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and neither METALS nor NEWCO, directly or indirectly, is a participant in any joint venture, partnership or other non-corporate entity.

      6.6 FINANCIAL STATEMENTS. Included in the Draft Registration Statement are copies of the following financial statements (the "METALS Financial Statements") of METALS, which reflect the results of its operations from inception in July 1996: METALS's audited Balance Sheet as of December 31, 1996. Such METALS Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon). Such Balance Sheet presents fairly the financial position of METALS as of such date.

      6.7 LIABILITIES AND OBLIGATIONS. Except as set forth on Schedule 6.7, METALS and NEWCO have no material liabilities, contingent or otherwise, except as set forth in or contemplated by this Agreement and the Other Agreements and except for fees incurred in connection with the transactions contemplated hereby and thereby.

      6.8 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on
Schedule 6.8, neither METALS nor NEWCO is in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them which would have a Material Adverse Effect; and except to the extent set forth in Schedule 6.8, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of METALS or NEWCO, threatened against or affecting, METALS or NEWCO, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. METALS and NEWCO have conducted and are conducting their respective businesses in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing which would have a Material Adverse Effect.

      6.9 NO VIOLATIONS. Neither METALS nor NEWCO is in violation of any METALS Charter Document. None of METALS, NEWCO, or, to the knowledge of METALS and NEWCO, any other party thereto, is in default under any lease, instrument, agreement, license, or permit to which METALS or NEWCO is a party, or by which METALS or NEWCO, or any of their respective properties, are bound (collectively, the "METALS Documents"); and (a) the rights and benefits of METALS and NEWCO under the METALS Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution and delivery of this Agreement by METALS and NEWCO and the performance of their obligations hereunder do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation or default (with or without notice or lapse of time, or both), under or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the assets of METALS or any NEWCO under, any provision of (i) the Certificate of Incorporation or Bylaws of METALS or the comparable governing instruments of any NEWCO, (ii) any note, bond, mortgage, indenture or deed of trust or any license, lease, contract, commitment, agreement or arrangement to which METALS and any NEWCO is a party or by which any of their respective properties or assets are bound or (iii) any judgment, order, decree or law, ordinance, rule or regulation, applicable to METALS or any NEWCO or their respective properties or assets. The execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the METALS Documents or the METALS Charter Documents. Except as set forth on
Schedule 6.9, none of the METALS Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

      6.10 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by METALS and NEWCO and the performance of the transactions contemplated herein have been duly and validly authorized by the respective Boards of Directors of METALS and NEWCO and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of METALS and NEWCO.

      6.11 METALS STOCK. At the time of issuance thereof and delivery to the STOCKHOLDERS, the METALS Stock to be delivered to the STOCKHOLDERS pursuant to this Agreement will constitute valid and legally issued shares of METALS, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 15 and 16 hereof, will be identical in all substantive respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the METALS Stock issued and outstanding as of the date hereof by reason of the provisions of the Delaware GCL. The METALS Stock issued and delivered to the STOCKHOLDERS shall at the time of such issuance and delivery be free and clear of any liens, claims or encumbrances of any kind or character. The shares of METALS Stock to be issued to the STOCKHOLDERS pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Section 17 hereof.

      6.12 NO SIDE AGREEMENTS. Neither METALS nor NEWCO has entered or will enter into any agreement with any of the Founding Companies or any of the stockholders of the Founding Companies or METALS other than the Other Agreements and the agreements contemplated by each of the Other Agreements, including the employment agreements, leases and Indemnification Agreements referred to herein or entered into in connection with the transactions contemplated hereby and thereby.

      6.13 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. METALS was formed in July 1996 and has conducted limited operations since that time. Neither METALS nor NEWCO has conducted any material business since the date of its inception, except in connection with this Agreement, the Other Agreements and the IPO. Neither METALS nor NEWCO owns or has at any time owned any real property or any material personal property or is a party to any other agreement, except as listed on Schedule 6.13 and except that METALS is a party to the Other Agreements and the agreements contemplated thereby and to such agreements as will be filed as Exhibits to the Registration Statement.

      6.14 TAXES. METALS and NEWCO have timely filed all requisite federal, state and other tax returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on Schedule 6.14, there are no examinations in progress or claims against METALS for federal, state and other taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for taxes, whether pending or threatened, has been received. All taxes which METALS or any NEWCO has been required to collect or withhold have been duly and timely collected and withheld and have been set aside in accounts for such purposes, or have been duly and timely paid to the proper governmental authority. All tax, including interest and penalties (whether or not shown on any tax return) owed by METALS, any member of an affiliated or consolidated group which includes or included METALS, or with respect to any payment made or deemed made by METALS herein has been paid. The amounts shown as accruals for taxes on METALS Financial Statements are sufficient for the payment of all taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Copies of any (i) tax examinations, (ii) extensions of statutory limitations,
(iii) federal and local income tax returns and franchise tax returns of METALS for the year ended December 31, 1996, are attached hereto as Schedule 6.14. Except as set forth in Schedule 6.14, METALS and NEWCO have not entered into any tax sharing agreement or similar arrangement. METALS is not an investment company as defined in Section 351(e)(1) of the Code.

      6.15 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth in the Draft Registration Statement delivered to the STOCKHOLDERS, and except as contemplated by this Agreement and the Other Agreements, there has not been:

            (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of METALS or NEWCO;

            (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of METALS or NEWCO;

            (iii) any change in the authorized capital of METALS or NEWCO or their outstanding securities or any change in their ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

            (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of METALS or NEWCO;

            (v) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of METALS or NEWCO;

            (vi) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of METALS or NEWCO to any person;

            (vii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to METALS or NEWCO;

            (viii)any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of METALS or NEWCO or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (ix) any waiver of any material rights or claims of METALS or NEWCO;

            (x) any amendment or termination of any material contract, agreement, license, permit or other right to which METALS or NEWCO is a party;

            (xi) any transaction by METALS or NEWCO outside the ordinary course of its business;

            (xii) any other distribution of property or assets by METALS or NEWCO other than in the ordinary course of business.

      6.16 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by METALS and NEWCO and the performance of the transactions contemplated herein have been duly and validly authorized by the Boards of Directors of METALS and NEWCO and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of METALS and NEWCO.

      6.17 DISCLOSURE. The Draft Registration Statement delivered to the COMPANY and the STOCKHOLDERS, together with this Agreement and the information furnished to the COMPANY and the STOCKHOLDERS in connection herewith, does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon information furnished by the COMPANY or the STOCKHOLDERS.

      6.18 PRIVATE OFFERING. (a) Neither METALS, any of its affiliates nor anyone on its or their behalf, has issued, sold, or offered any securities of METALS to any person under circumstances that would cause the issuance and sale of the METALS Stock to the STOCKHOLDERS pursuant to this Agreement, to be subject to the registration requirements of the 1933 Act.

      (b) The offering of shares of METALS Stock pursuant to the METALS Plan of Organization has been made in compliance with applicable federal and state securities laws.

7.    COVENANTS PRIOR TO CLOSING

      7.1 ACCESS AND COOPERATION; DUE DILIGENCE. (a) Between the date of this Agreement and the Funding and Consummation Date, the COMPANY will afford to the officers and authorized representatives of METALS and the Other Founding Companies access to all of the COMPANY's sites, properties, books and records and will furnish METALS with such additional financial and operating data and other information as to the business and properties of the COMPANY as METALS or the Other Founding Companies may from time to time reasonably request. The COMPANY will cooperate with METALS and the Other Founding Companies, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. METALS, NEWCO, the STOCKHOLDERS and the COMPANY will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Founding Companies as confidential in accordance with the provisions of Section 14 hereof. In addition, METALS will cause each of the Other Founding Companies to enter into a provision similar to this Section 7.1 requiring each such Other Founding Company, its stockholders, directors, officers, representatives, employees and agents to keep confidential any information obtained by such Other Founding Company.

      (b) Between the date of this Agreement and the Funding and Consummation Date, METALS will afford to the officers and authorized representatives of the COMPANY access to all of METALS's and NEWCO's sites, properties, books and records and will furnish the COMPANY with such additional financial and operating data and other information as to the business and properties of METALS and NEWCO as the COMPANY may from time to time reasonably request. METALS and NEWCO will cooperate with the COMPANY, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. The COMPANY will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of
Section 14 hereof.

      7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Funding and Consummation Date, the COMPANY will, except as set forth on Schedule 7.2:

            (i) carry on its respective businesses in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

            (ii) use all reasonable efforts to maintain its respective properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

            (iii) perform in all material respects all of its respective obligations under agreements relating to or affecting its respective assets, properties or rights;

            (iv) use all reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

            (v) use its reasonable efforts to maintain and preserve its business organization intact, retain its respective present key employees and maintain its respective relationships with suppliers, customers and others having business relations with the COMPANY;

            (vi) use all reasonable efforts to maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

            (vii) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments without the knowledge and consent of METALS (which consent shall not be unreasonably withheld), provided that debt and/or lease instruments may be replaced without the consent of METALS if such replacement instruments are on terms at least as favorable to the COMPANY as the instruments being replaced; and

            (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices.

      7.3 PROHIBITED ACTIVITIES. Except as disclosed on Schedule 7.3, between the date hereof and the Funding and Consummation Date, the COMPANY will not, without prior written consent of METALS, which consent will not be unreasonably withheld:

            (i)   make any change in its Articles of Incorporation or By-laws;

            (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed in Schedule 5.4;

            (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock except for distributions in the amount of estimated taxes payable by the STOCKHOLDERS on S corporation earnings (if any) of the COMPANY for the period from the Balance Sheet Date to the Closing Date and specified on
      Schedule 7.3 hereto, and any other distributions of Accumulated Adjustments Accounts amounts specified on Schedule 7.3 hereto, it being understood and agreed that any such distributions in excess of such estimated taxes shall result in a corresponding dollar for dollar decrease in the amount of cash otherwise payable to the STOCKHOLDERS as part of the Merger consideration hereunder;

            (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount not in excess of $100,000;

            (v) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $50,000 necessary or desirable for the conduct of the businesses of the COMPANY, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedule 5.10 and/or 5.15 hereto;

            (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business and other than distributions of real estate and other assets as permitted in this Agreement (including the Schedules hereto);

            (vii) negotiate for the acquisition of any business or the start-up of any new business;

            (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

            (ix) waive any material rights or claims of the COMPANY, provided that the COMPANY may negotiate and adjust bills and accounts in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in Schedule 5.11 unless specifically listed thereon;

            (x) amend or terminate any material agreement, permit, license or other right of the COMPANY; or

            (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

      7.4 NO SHOP. None of the STOCKHOLDERS, the COMPANY, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Funding and Consummation Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

            (i) solicit or initiate the submission of proposals or offers from any person for,

            (ii) participate in any discussions pertaining to, or

            (iii) furnish any information to any person other than METALS or its authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the COMPANY or a merger, consolidation or business combination of the COMPANY.

      7.5 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the COMPANY shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide METALS on Schedule 7.5 with proof that any required notice has been sent.

      7.6 AGREEMENTS. The STOCKHOLDERS and the COMPANY shall terminate (i) any stockholders agreements, voting agreements, voting trusts, options, warrants and employment agreements between the COMPANY and any employee listed on Schedule
9.12 hereto and (ii) any existing agreement between the COMPANY and any STOCKHOLDER, on or prior to the Funding and Consummation Date provided that nothing herein shall prohibit or prevent the COMPANY from paying (either prior to or on the Closing Date) notes or other obligations from the COMPANY to the STOCKHOLDERS in accordance with the terms thereof, which terms have been disclosed to METALS. Such termination agreements are listed on Schedule 7.6 and copies thereof shall be attached thereto.

      7.7 NOTIFICATION OF CERTAIN MATTERS. The STOCKHOLDERS and the COMPANY shall give prompt notice to METALS of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the COMPANY or the STOCKHOLDERS contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of any STOCKHOLDER or the COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. METALS and NEWCO shall give prompt notice to the COMPANY of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of METALS or NEWCO contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of METALS or NEWCO to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 7.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to
Section 7.8, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      7.8 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until 24 hours prior to the anticipated effectiveness of the Registration Statement to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided however, that supplements and amendments to Schedules 5.10, 5.11, 5.14 and 5.15 shall only have to be delivered at the Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the COMPANY that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless METALS and a majority of the Founding Companies other than the COMPANY consent to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by METALS or NEWCO that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless a majority of the Founding Companies consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section
7.8. In the event that one of the Other Founding Companies seeks to amend or supplement a Schedule pursuant to Section 7.8 of one of the Other Agreements, and such amendment or supplement constitutes or reflects an event or occurrence that would have a Material Adverse Effect on such Other Founding Company, METALS shall give the COMPANY notice promptly after it has knowledge thereof. If METALS and a majority of the Founding Companies consent to such amendment or supplement, which consent shall have been deemed given by METALS or any Founding Company if no response is received within 24 hours following receipt of notice of such amendment or supplement (or sooner if required by the circumstances under which such consent is requested), but the COMPANY does not give its consent, the COMPANY may terminate this Agreement pursuant to Section 12.1(iv) hereof. In the event that the COMPANY seeks to amend or supplement a Schedule pursuant to this Section 7.8, and METALS and a majority of the Other Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. In the event that METALS or NEWCO seeks to amend or supplement a Schedule pursuant to this Section 7.8 and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.8. No amendment of or supplement to a Schedule shall be made later than 24 hours prior to the anticipated effectiveness of the Registration Statement.

      7.9 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The COMPANY and STOCKHOLDERS shall furnish or cause to be furnished to METALS and the Underwriters all of the information concerning the COMPANY and the STOCKHOLDERS required for inclusion in, and will cooperate with METALS and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with generally accepted accounting principles, in form suitable for inclusion in the Registration Statement). The COMPANY and the STOCKHOLDERS agree promptly to advise METALS if at any time during the period in which a prospectus relating to the offering is required to be delivered under the Securities Act, any information contained in the prospectus concerning the COMPANY or the STOCKHOLDERS becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy. Insofar as the information relates solely to the COMPANY or the STOCKHOLDERS, the COMPANY represents and warrants as to such information with respect to itself, and each Stockholder represents and warrants, as to such information with respect to the COMPANY and himself or herself, that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      7.10 FINAL FINANCIAL STATEMENTS. The COMPANY shall provide prior to the Funding and Consummation Date, and METALS shall have had sufficient time to review the unaudited consolidated balance sheets of the COMPANY as of the end of all fiscal quarters following the Balance Sheet Date, and the unaudited consolidated statement of income, cash flows and retained earnings of the COMPANY for all fiscal quarters ended after the Balance Sheet Date, disclosing no material adverse change in the financial condition of the COMPANY or the results of its operations from the financial statements as of the Balance Sheet Date. Such financial statements shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly the results of operations of the COMPANY for the periods indicated therein.

      7.11 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

      7.12 AUTHORIZED CAPITAL. Prior to the Funding and Consummation Date, METALS shall maintain its authorized capital stock as set forth in the Registration Statement filed with the SEC except for such changes in authorized capital stock as are made to respond to comments made by the SEC or requirements of any exchange or automated trading system for which application is made to register the METALS Stock and any changes necessary or advisable in order to permit the delivery of the opinion contemplated by Section 8.12 hereof.

      7.13 COMPLIANCE WITH THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976 (THE "HART-SCOTT ACT"). All parties to this Agreement hereby recognize that one or more filings under the Hart-Scott Act may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that filings under the Hart-Scott Act are required, then: (i) each of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott Act, (ii) such compliance by the STOCKHOLDERS and the COMPANY shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 9 of this Agreement, and such compliance by METALS and NEWCO shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 8 of this Agreement, and (iii) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott Act to be made. If filings under the Hart-Scott Act are required, the costs and expenses thereof (including filing fees) shall be borne by METALS. The obligation of each party to consummate the transactions contemplated by this Agreement is subject to the expiration or termination of the waiting period under the Hart-Scott Act, if applicable.

      7.14 ENVIRONMENTAL INDEMNITY. At or prior to the Closing, the parties identified in the form of Indemnification Agreement attached hereto as ANNEX VIII shall enter into an Indemnification Agreement in the form attached hereto as ANNEX VIII, with such changes thereto as may be approved by METALS, in its sole discretion.

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND
      COMPANY

      The obligations of STOCKHOLDERS and the COMPANY with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. The obligations of the STOCKHOLDERS and the COMPANY with respect to actions to be taken on the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Funding and Consummation Date of the conditions set forth in Sections 8.1, 8.5, 8.8, 8.9 and 8.12. As of the Closing Date or, with respect to the conditions set forth in Sections 8.1, 8.5, 8.8, 8.9 and 8.12, as of the Funding and Consummation Date, if any such conditions have not been satisfied, the Stockholders (acting in unison) shall have the right to terminate this Agreement, or in the alternative, waive any condition not so satisfied. Any act or action of the Stockholders in consummating the Closing or delivering certificates representing COMPANY Stock as of the Funding and Consummation Date shall constitute a waiver of any conditions not so satisfied. However, no such waiver shall be deemed to affect the survival of the representations and warranties of METALS and NEWCO contained in Section 6 hereof.

      8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of METALS and NEWCO contained in Section 6 shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by METALS and NEWCO on or before the Closing Date and the Funding and Consummation Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date and the Funding and Consummation Date, respectively, and signed by the President or any Vice President of METALS shall have been delivered to the STOCKHOLDERS.

      8.2 SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to the COMPANY and its counsel. The STOCKHOLDERS and the COMPANY shall be satisfied that the Registration Statement and the prospectus forming a part thereof, including any amendments thereof or supplements thereto, shall not contain any untrue statement of a material fact, or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the condition contained in this sentence shall be deemed satisfied if the COMPANY or STOCKHOLDERS shall have failed to inform METALS in writing prior to the effectiveness of the Registration Statement of the existence of an untrue statement of a material fact or the omission of such a statement of a material fact.

      8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or the IPO and no governmental agency or body shall have taken any other action or made any request of the COMPANY as a result of which the management of the COMPANY deems it inadvisable to proceed with the transactions hereunder.

      8.4 OPINION OF COUNSEL. The COMPANY shall have received an opinion from counsel for METALS, dated the Closing Date, in the form annexed hereto as Annex V.

      8.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and the underwriters named therein shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the underwriting agreement, on terms such that the aggregate value of the cash and the number of shares of METALS Stock to be received by the STOCKHOLDERS is not less than the Minimum Value set forth on Annex I.

      8.6 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of COMPANY as a result of which COMPANY deems it inadvisable to proceed with the transactions hereunder.

      8.7 GOOD STANDING CERTIFICATES. METALS and NEWCO each shall have delivered to the COMPANY a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Delaware Secretary of State and in each state in which METALS or NEWCO is authorized to do business, showing that each of METALS and NEWCO is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for METALS and NEWCO, respectively, for all periods prior to the Closing have been filed and paid.

      8.8 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to METALS or NEWCO which would constitute a Material Adverse Effect.

      8.9 CLOSING OF IPO. The closing of the sale of the METALS Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

      8.10 SECRETARY'S CERTIFICATE. The COMPANY shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of METALS and of NEWCO, certifying the truth and correctness of attached copies of the METALS's and NEWCO's respective Certificates of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the boards of directors and, if required, the stockholders of METALS and NEWCO approving METALS's and NEWCO's entering into this Agreement and the consummation of the transactions contemplated hereby.

      8.11 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 9.12 shall have been afforded the opportunity to enter into an employment agreement substantially in the form of Annex VII hereto.

      8.12 TAX MATTERS. The STOCKHOLDERS shall have received an opinion of Arthur Andersen LLP that the METALS Plan of Organization will qualify as a tax-free transfer of property under Section 351 of the Code and that the STOCKHOLDERS will not recognize gain to the extent the STOCKHOLDERS exchange stock of the COMPANY for METALS stock (but not cash or other property) pursuant to the METALS Plan of Organization.

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF METALS AND NEWCO

      The obligations of METALS and NEWCO with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. The obligations of METALS and NEWCO with respect to actions to be taken on the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Funding and Consummation Date of the conditions set forth in Sections 9.1, 9.4 and 9.13. As of the Closing Date or, with respect to the conditions set forth in Sections 9.1, 9.4 and 9.13, as of the Funding and Consummation Date, if any such conditions have not been satisfied, METALS and NEWCO shall have the right to terminate this Agreement, or waive any such condition, but no such waiver shall be deemed to affect the survival of the representations and warranties contained in Section 5 hereof.

      9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of the STOCKHOLDERS and the COMPANY contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the STOCKHOLDERS and the COMPANY on or before the Closing Date or the Funding and Consummation Date, as the case may be, shall have been duly performed or complied with in all material respects; and the STOCKHOLDERS shall have delivered to METALS certificates dated the Closing Date and the Funding and Consummation Date, respectively, and signed by them to such effect.

      9.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or the IPO and no governmental agency or body shall have taken any other action or made any request of METALS as a result of which the management of METALS deems it inadvisable to proceed with the transactions hereunder.

      9.3 SECRETARY'S CERTIFICATE. METALS shall have received a certificate, dated the Closing Date and signed by the secretary of the COMPANY, certifying the truth and correctness of attached copies of the COMPANY's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and the

STOCKHOLDERS approving the COMPANY's entering into this Agreement and the consummation of the transactions contemplated hereby.

      9.4 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to the COMPANY which would constitute a Material Adverse Effect, and the COMPANY shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the COMPANY to conduct its business.

      9.5 STOCKHOLDERS' RELEASE. The STOCKHOLDERS shall have delivered to METALS an instrument dated the Closing Date which shall be effective only upon the occurrence of the Funding and Consummation Date releasing the COMPANY from (i) any and all claims of the STOCKHOLDERS against the COMPANY and METALS and (ii) obligations of the COMPANY and METALS to the STOCKHOLDERS, except for (x) items specifically identified on Schedules 5.10 and 5.15 as being claims of or obligations to the STOCKHOLDERS, (y) continuing obligations to STOCKHOLDERS relating to their employment by the COMPANY and (z) obligations arising under this Agreement or the transactions contemplated hereby. In the event that the Funding and Consummation Date does not occur, then the release instrument referenced herein shall be void and of no further force or effect.

      9.6 SATISFACTION. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to METALS.

      9.7 TERMINATION OF RELATED PARTY AGREEMENTS. Except as set forth on
Schedule 9.7, all existing agreements between the COMPANY and the STOCKHOLDERS (and entities controlled by the STOCKHOLDERS) shall have been canceled effective prior to or as of the Funding and Consummation Date.

      9.8 OPINION OF COUNSEL. METALS shall have received an opinion from Counsel to the COMPANY and the STOCKHOLDERS, dated the Closing Date, substantially in the form annexed hereto as Annex VI.

      9.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties listed on Schedule 5.23 shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of METALS as a result of which METALS deems it inadvisable to proceed with the transactions hereunder.

      9.10 GOOD STANDING CERTIFICATES. The COMPANY shall have delivered to METALS a certificate, dated as of a date no earlier than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in the COMPANY's state of incorporation and, unless waived by METALS, in each state in which the COMPANY is authorized to do business, showing the COMPANY is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the COMPANY for all periods prior to the Closing have been filed and paid.

      9.11 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

      9.12 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 9.12 shall enter into an employment agreement substantially in the form of Annex VII hereto.

      9.13 CLOSING OF IPO. The closing of the sale of the METALS Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

      9.14 FIRPTA CERTIFICATE. Each STOCKHOLDER shall have delivered to METALS a certificate to the effect that he is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

10.   COVENANTS OF METALS AND THE STOCKHOLDERS AFTER CLOSING

      10.1 RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS. METALS shall use its best efforts to have the STOCKHOLDERS released from any and all guarantees on any indebtedness that they personally guaranteed and from any and all pledges of assets that they pledged to secure such indebtedness for the benefit of the COMPANY, with all such guarantees on indebtedness being assumed by METALS. In the event that METALS cannot obtain such releases from the lenders of any such guaranteed indebtedness on or prior to 120 days subsequent to the Funding and Consummation Date, METALS shall promptly pay off or otherwise refinance or retire such indebtedness. From and after the Funding and Consummation Date and until such time as all of such indebtedness is paid off, refinanced or retired, METALS shall maintain unencumbered funds in amounts sufficient to provide for such pay off, refinancing or retirement, provided that METALS may use such funds for other purposes, in its sole discretion, with the prior written consent of each STOCKHOLDER who has not as of that time been released from his or her guarantee as described above and whose indebtedness as described above has not as of that time been paid off, refinanced or retired.

      10.2 PRESERVATION OF TAX AND ACCOUNTING TREATMENT. Except as contemplated by this Agreement or the Registration Statement, after the Funding and Consummation Date, METALS shall not and shall not permit any of its subsidiaries to undertake any act that would jeopardize the tax-free status of the organization, including without limitation:

            (a) the retirement or reacquisition, directly or indirectly, of all or part of the METALS Stock issued in connection with the transactions contemplated hereby; or

            (b) the entering into of financial arrangements for the benefit of the STOCKHOLDERS.

      10.3  PREPARATION AND FILING OF TAX RETURNS.

            (i) The COMPANY, if possible, or otherwise the STOCKHOLDERS shall file or cause to be filed all federal income Tax Returns of any Acquired Party for all taxable periods that end on or before the Funding and Consummation Date, and shall permit METALS to review all such Tax Returns prior to such filings. Unless the COMPANY is a C corporation, the STOCKHOLDERS shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the COMPANY Financial Statements) shown by such Returns to be due.

            (ii) METALS shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Funding and Consummation Date.

            (iii) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

            (iv) Each of the COMPANY, NEWCO, METALS and each STOCKHOLDER shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a tax-free contribution under Section 351(a) of the Code subject to gain, if any, recognized on the receipt of cash or other property under
      Section 351(b) of the Code subject to gain, if any, recognized on the receipt of cash or other property under Section 351(b) of the Code.

      10.4 DIRECTORS. The persons named in the Draft Registration Statement shall be appointed as directors and elected as officers of METALS, as and to the extent set forth in the Draft Registration Statement, promptly following the Funding and Consummation Date. This provision shall not imply that the STOCKHOLDERS have any power or duty to elect officers of METALS.

      10.5 PRESERVATION OF EMPLOYEE BENEFIT PLANS. Following the Funding and Consummation Date, METALS shall use all reasonable efforts to permit the COMPANY to maintain all health insurance, life insurance, 401(k) plan and other employee benefit plans in effect at the COMPANY, unless any such change is (a) approved by a vote of at least two-thirds of the members of the Board of Directors of METALS, or (b) required by applicable laws or regulations, including the antidiscriminatory provisions of ERISA and the related regulations. In the event that any such changes (other than changes so approved by the Board of Directors of METALS) are required, subject to applicable law, METALS shall permit the COMPANY to implement alternative benefits that provide the affected employees of the COMPANY with an undiminished aggregate level of benefits. On the Funding and Consummation Date, the employees of the COMPANY will be the employees of the Surviving Corporation (provided that this provision is for purposes of clarifying that the Merger, in and of itself, will not have any impact on the employment status of any employee and provided, further that this provision shall not in any way limit the management rights of the Surviving Corporation or METALS to assess workforce needs and make appropriate adjustments as necessary or desirable within their discretion subject to applicable laws and collective bargaining agreements).

11.   INDEMNIFICATION

      The STOCKHOLDERS, METALS and NEWCO each make the following covenants that are applicable to them, respectively:

      11.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDERS. The STOCKHOLDERS covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless METALS, NEWCO, the COMPANY and the Surviving Corporation at all times, from and after the date of this Agreement until the Expiration Date (provided that for purposes of Section 11.1(iii) below, the Expiration Date shall be the date on which the applicable statute of limitations expires), from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by METALS, NEWCO, the COMPANY or the Surviving Corporation as a result of or arising from (i) any breach of the representations and warranties of the STOCKHOLDERS or the COMPANY set forth herein or on the schedules or certificates delivered in connection herewith,
(ii) any breach of any agreement on the part of the STOCKHOLDERS or the COMPANY under this Agreement, or (iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the COMPANY or the STOCKHOLDERS, and provided to METALS or its counsel by the COMPANY or the STOCKHOLDERS (but in the case of the STOCKHOLDERS, only if such statement was provided in writing) contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the COMPANY or the STOCKHOLDERS required to be stated therein or necessary to make the statements therein not misleading, provided, however, that such indemnity shall not inure to the benefit of METALS, NEWCO, the COMPANY or the Surviving Corporation to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the STOCKHOLDERS provided, in writing, corrected information to METALS counsel and to METALS for inclusion in the final prospectus, and such information was not so included or properly delivered, and provided further, that no STOCKHOLDER shall be liable for any indemnification obligation pursuant to this Section 11.1 to the extent attributable to a breach of any representation, warranty or agreement made herein individually by any other STOCKHOLDER.

      METALS and NEWCO acknowledge and agree that other than the representations and warranties of COMPANY or STOCKHOLDERS specifically contained in this Agreement, there are no representations or warranties of COMPANY or STOCKHOLDERS, either express or implied, with respect to the transactions contemplated by this Agreement, the COMPANY or its assets, liabilities and business.

      METALS and any NEWCO further acknowledge and agree that, should the Closing occur, their sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated in this Agreement, shall be pursuant to the indemnification provisions set forth in this
Section 11. METALS and NEWCO hereby waive, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action they or any indemnified person may have against the COMPANY or any STOCKHOLDER relating to this Agreement or the transactions arising under or based upon any federal, state, local or foreign statute, law, rule, regulation or otherwise.

      11.2 INDEMNIFICATION BY METALS. METALS covenants and agrees that it will indemnify, defend, protect and hold harmless the STOCKHOLDERS at all times from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the STOCKHOLDERS as a result of or arising from (i) any breach by METALS or NEWCO of their representations and warranties set forth herein or on the schedules or certificates attached hereto, (ii) any breach of any agreement on the part of METALS or NEWCO under this Agreement, (iii) any liabilities which the STOCKHOLDERS may incur due to METALS's or NEWCO's failure to be responsible for the liabilities and obligations of the COMPANY as provided in Section 1 hereof (except to the extent that METALS or NEWCO has claims against the STOCKHOLDERS by reason of such liabilities); or (iv) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to METALS, NEWCO or any of the Other Founding Companies contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to METALS or NEWCO or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading.

      11.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnified Party, Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. Upon agreement as to such settlement between said Third Person and the Indemnifying Party, the Indemnifying Party shall, in exchange for a complete release from the Indemnified Party, promptly pay to the Indemnified Party the amount agreed to in such settlement and the Indemnified Party shall, from that moment on, bear full responsibility for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

      11.4 EXCLUSIVE REMEDY. The indemnification provided for in this Section 11 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that, nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement. Any indemnity payment under this Section 11 shall be treated as an adjustment to the exchange consideration for tax purposes unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party or any of its affiliate causes any such payment not to be treated as an adjustment to the exchange consideration for U.S. Federal Income Tax purposes.

      11.5 LIMITATIONS ON INDEMNIFICATION. METALS, NEWCO, the Surviving Corporation and the other persons or entities indemnified pursuant to Section
11.1 or 11.2 shall not assert any claim for indemnification hereunder against the STOCKHOLDERS until such time as, and solely to the extent that, the aggregate of all claims which such persons may have against such the STOCKHOLDERS shall exceed the greater of (a) 1.0% of the sum of (i) the cash paid to STOCKHOLDERS plus (ii) the value of the METALS Stock delivered to STOCKHOLDERS (calculated as provided in this Section 11.5) or (b) $50,000 (the "Indemnification Threshold"). STOCKHOLDERS shall not assert any claim for indemnification hereunder against METALS or NEWCO until such time as, and solely to the extent that, the aggregate of all claims which STOCKHOLDERS may have against METALS or NEWCO shall exceed $50,000.

      No person shall be entitled to indemnification under this Section 11 if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

      Notwithstanding any other term of this Agreement, no STOCKHOLDER shall be liable under this Section 11 for an amount which exceeds the amount of proceeds received by such STOCKHOLDER in connection with the Merger. For purposes of calculating the value of the METALS Stock received by a STOCKHOLDER, METALS Stock shall be valued at its initial public offering price as set forth in the Registration Statement. It is hereby understood and agreed that a STOCKHOLDER may satisfy an indemnification obligation through payment of a combination of stock and cash in proportion equal to the proportion of stock and cash received by such STOCKHOLDER in connection with the Merger, valued as described immediately above.

12.   TERMINATION OF AGREEMENT

      12.1 TERMINATION.This Agreement may be terminated at any time prior to the Funding and Consummation Date solely:

      (i) by mutual consent of the boards of directors of METALS and the COMPANY;

      (ii) by the STOCKHOLDERS or the COMPANY (acting through its board of directors), on the one hand, or by METALS (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 1997, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Funding and Consummation Date;

      (iii) by the STOCKHOLDERS or COMPANY, on the one hand, or by METALS, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before the Funding and Consummation Date or by the STOCKHOLDERS or the COMPANY, if the conditions set forth in Section 8 hereof have not been satisfied or waived as of the Closing Date or the Funding and Consummation Date, as applicable, or by METALS, if the conditions set forth in Section 9 hereof have not been satisfied or waived as of the Closing Date or the Funding and Consummation Date, as applicable;

      (iv) pursuant to Section 7.8 hereof; or

      (v) pursuant to Section 4 hereof.

      12.2 LIABILITIES IN EVENT OF TERMINATION. Except as provided in Section
7.8 hereof, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

13.   NONCOMPETITION

      13.1 PROHIBITED ACTIVITIES. The STOCKHOLDERS will not, for a period of five (5) years following the Funding and Consummation Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

      (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any metals processing, metals fabricating and/or specialty metals business, including brokering, manufacturing and distribution services, in direct competition with METALS or any of the subsidiaries thereof, within 200 miles of where the COMPANY or any of its subsidiaries conducted business prior to the effectiveness of the Merger (the "Territory");

      (ii) call upon any person who is, at that time, within the Territory, an employee of METALS (including the subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of METALS (including the subsidiaries thereof), provided that each STOCKHOLDER shall be permitted to call upon and hire any member of his or her immediate family;

      (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to the Funding and Consummation Date, a customer of METALS (including the subsidiaries thereof), of the COMPANY or of any of the Other Founding Companies within the Territory for the purpose of soliciting or selling products or services in direct competition with METALS within the Territory;

      (iv) call upon any prospective acquisition candidate, on any STOCKHOLDER's own behalf or on behalf of any competitor in the metals processing, metals fabricating and/or specialty metals business, including brokering, manufacturing and distribution services, which candidate, to the actual knowledge of such STOCKHOLDER after due inquiry, was called upon by METALS (including the subsidiaries thereof) or for which, to the actual knowledge of such STOCKHOLDER after due inquiry, METALS (or any subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity; or

      (v) disclose customers, whether in existence or proposed, of the COMPANY to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the COMPANY has in the past disclosed such information to the public for valid business reasons.

      Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any STOCKHOLDER from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

      13.2 DAMAGES. Because of the difficulty of measuring economic losses to METALS as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to METALS for which it would have no other adequate remedy, each STOCKHOLDER agrees that the foregoing covenant may be enforced by METALS in the event of breach by such STOCKHOLDER, by injunctions and restraining orders.

      13.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the STOCKHOLDERS in light of the activities and business of METALS (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of METALS.

      13.4 SEVERABILITY; REFORMATION. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

      13.5 INDEPENDENT COVENANT. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any STOCKHOLDER against METALS (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by METALS of such covenants. It is specifically agreed that the period of five (5) years stated at the beginning of this Section 13, during which the agreements and covenants of each STOCKHOLDER made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which such STOCKHOLDER is in violation of any provision of this Section 13. The covenants contained in Section 13 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

      13.6 MATERIALITY. The COMPANY and the STOCKHOLDERS hereby agree that this covenant is a material and substantial part of this transaction.

14.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      14.1 STOCKHOLDERS. The STOCKHOLDERS recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the COMPANY, the Other Founding Companies, and/or METALS, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's, the Other Founding Companies' and/or METALS's respective businesses. The STOCKHOLDERS agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of METALS, (b) following the Closing, such information may be disclosed by the STOCKHOLDERS as is required in the course of performing their duties for METALS or the Surviving Corporation and
(c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless
(i) such information becomes known to the public generally through no fault of the STOCKHOLDERS, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the STOCKHOLDERS shall, if possible, give prior written notice thereof to METALS and provide METALS with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any of the STOCKHOLDERS of the provisions of this Section, METALS shall be entitled to an injunction restraining such STOCKHOLDERS from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting METALS from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated by this Agreement are not consummated, STOCKHOLDERS shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the COMPANY.

      14.2 METALS AND NEWCO. METALS and NEWCO recognize and acknowledge that they had in the past and currently have access to certain confidential information of the COMPANY, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY's business. METALS and NEWCO agree that, prior to the Closing, or if the Transactions contemplated by this Agreement are not consummated, they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the COMPANY, (b) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, (c) to the Other Founding Companies and their representatives pursuant to Section 7.1(a), unless (i) such information becomes known to the public generally through no fault of METALS or NEWCO, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), METALS and NEWCO shall, if possible, give prior written notice thereof to the COMPANY and the STOCKHOLDERS and provide the COMPANY and the STOCKHOLDERS with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, and (d) to the public to the extent necessary or advisable in connection with the filing of the Registration Statement and the IPO and the securities laws applicable thereto and to the operation of METALS as a publicly held entity after the IPO. In the event of a breach or threatened breach by METALS or NEWCO of the provisions of this Section, the COMPANY and the STOCKHOLDERS shall be entitled to an injunction restraining METALS and NEWCO from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the COMPANY and the STOCKHOLDERS from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

      14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

      14.4 SURVIVAL. The obligations of the parties under this Article 14 shall survive the termination of this Agreement for a period of five years from the Funding and Consummation Date.

15.   TRANSFER RESTRICTIONS

      15.1 TRANSFER RESTRICTIONS. Unless otherwise agreed by METALS, except for transfers to immediate family members who agree to be bound by the restrictions set forth in this Section 15.1 (or trusts for the benefit of the STOCKHOLDERS or family members, the trustees of which so agree), for a period of one year from the Closing, except pursuant to Section 17 hereof, none of the STOCKHOLDERS shall sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of any shares of METALS Stock as described in Section 3.1 received by the STOCKHOLDERS in the Merger. The certificates evidencing the METALS Stock delivered to the STOCKHOLDERS pursuant to Section 3 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as METALS may deem necessary or appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO [FIRST ANNIVERSARY OF CLOSING DATE]. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

16.   FEDERAL SECURITIES ACT REPRESENTATIONS

      16.1 COMPLIANCE WITH LAW. The STOCKHOLDERS acknowledge that the shares of METALS Stock to be delivered to the STOCKHOLDERS pursuant to this Agreement have not been and will not be registered under the 1933 Act (except as provided in Section 17 hereof) and therefore may not be resold without compliance with the 1933 Act. The METALS Stock to be acquired by such STOCKHOLDERS pursuant to this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. The STOCKHOLDERS covenant, warrant and represent that none of the shares of METALS Stock issued to such STOCKHOLDERS will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC. All the METALS Stock shall bear the following legend in addition to the legend required under Section 15 of this Agreement:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE

TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAW.

      16.2 ECONOMIC RISK; SOPHISTICATION. The STOCKHOLDERS are able to bear the economic risk of an investment in the METALS Stock to be acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment in the METALS Stock. The STOCKHOLDERS party hereto have had an adequate opportunity to ask questions and receive answers from the officers of METALS concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of METALS, the plans for the operations of the business of METALS, the business, operations and financial condition of the Founding Companies other than the COMPANY, and any plans for additional acquisitions and the like. The STOCKHOLDERS have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

17.   REGISTRATION RIGHTS

      17.1 PIGGYBACK REGISTRATION RIGHTS. At any time following the Closing, whenever METALS proposes to register any METALS Stock for its own or others account under the 1933 Act for a public offering, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by METALS and (ii) registrations relating to employee benefit plans, METALS shall give each of the STOCKHOLDERS prompt written notice of its intent to do so. Upon the written request of any of the STOCKHOLDERS given within 30 days after receipt of such notice, METALS shall cause to be included in such registration all of the METALS Stock issued to the STOCKHOLDERS pursuant to this Agreement (including any stock issued as (or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by METALS as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such METALS Stock) which any such STOCKHOLDER requests, provided that METALS shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares could, in the written opinion of tax counsel to METALS or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free organization under Section 351 of the Code. In addition, if METALS is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 17.1 that the number of shares to be sold by persons other than METALS is greater than the number of such shares which can be offered without adversely affecting the offering, METALS may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter, provided, that, for each such offering made by METALS after the IPO, such reduction shall be made first by reducing the number of shares to be sold by persons other than METALS, the STOCKHOLDERS and the stockholders of the Other Founding Companies (collectively, the STOCKHOLDERS and the stockholders of the other Founding Companies being referred to herein as the "Founding Stockholders"), and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Founding Stockholders.

      17.2 DEMAND REGISTRATION RIGHTS. At any time after the date one year after the Closing and prior to the date three years after the Closing, the holders of a majority of the shares of METALS Stock issued to the Founding Stockholders pursuant to this Agreement and the Other Agreements which have not been previously registered or sold and which are not entitled to be sold under Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act may request in writing that METALS file a registration statement under the 1933 Act covering the registration of the shares of METALS Stock issued to the STOCKHOLDERS pursuant to this Agreement and the Other Agreements (including any stock issued as (or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by METALS as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such METALS Stock) then held by such Founding Stockholders (a "Demand Registration"). Within ten (10) days of the receipt of such request, METALS shall give written notice of such request to all other Founding Stockholders and shall, as soon as practicable but in no event later than 45 days after notice from any STOCKHOLDER, file and use its best efforts to cause to become effective a registration statement covering all such shares. METALS shall be obligated to effect only one Demand Registration for all Founding Stockholders and will keep such Demand Registration current and effective for not less than 120 days (or such shorter period as is required to sell all of the shares registered thereby).

      Notwithstanding the foregoing paragraph, following any such a demand, a majority of METALS's disinterested directors (i.e. directors who have not demanded or elected to sell shares in any such public offering) may defer the filing of the registration statement for up to a 30 day period after the date on which METALS would otherwise be required to make such filing pursuant to the foregoing paragraph.

      If at the time of any request by the Founding Stockholders for a Demand Registration METALS has fixed plans to file within 60 days after such request a registration statement covering the sale of any of its securities in a public offering under the 1933 Act, no registration of the Founding Stockholders' METALS Stock shall be initiated under this Section 17.2 until 90 days after the effective date of such registration unless METALS is no longer proceeding diligently to effect such registration; provided that METALS shall provide the Founding Stockholders the right to participate in such public offering pursuant to, and subject to, Section 17.1 hereof.

      17.3 REGISTRATION PROCEDURES. Whenever METALS is required to register shares of METALS Stock pursuant to Sections 17.1 and 17.2, METALS will, as expeditiously as possible:

      a. Prepare and file with the SEC a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements or term sheets thereto, METALS will furnish a representative of the STOCKHOLDERS with copies of all such documents proposed to be filed) as promptly as practical;

      b. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days;

      c. Furnish to each STOCKHOLDER who so requests such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus and any term sheet associated therewith), and such other documents as such STOCKHOLDER may reasonably request in order to facilitate the disposition of the relevant shares;

      d. Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the STOCKHOLDERS, and to keep such registration or qualification effective during the period such registration statement is to be kept effective, provided that METALS shall not be required to become subject to taxation, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

      e. Cause all such shares of METALS Stock to be listed or included on any securities exchanges or trading systems on which similar securities issued by METALS are then listed or included;

      f. Notify each STOCKHOLDER at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the period that METALS is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement, together with any associated term sheet, contains an untrue statement of a material fact or omits any fact necessary to make the statement therein not misleading, and, at the request of such STOCKHOLDER, METALS will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the covered shares, such prospectus will not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein not misleading.

      All expenses incurred in connection with the registration under this
Article 17 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by METALS.

      17.4  INDEMNIFICATION.

      (a) In connection with any demand registration, METALS shall indemnify, to the extent permitted by law, each STOCKHOLDER (an "Indemnified Party") against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in or omitted from any information furnished in writing to METALS by such Indemnified Party expressly for use therein or by any Indemnified Parties' failure to deliver a copy of the registration statement or prospectus or any amendment or supplements thereto after METALS has furnished such Indemnified Party with a sufficient number of copies of the same.

      (b) In connection with any demand registration, each STOCKHOLDER shall furnish to METALS in writing such information as is reasonably requested by METALS for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, METALS, its directors and officers and each person who controls METALS (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement or material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished in writing by such STOCKHOLDER specifically for use in preparing the registration statement. Notwithstanding the foregoing, the liability of a STOCKHOLDER under this Section
17.5 shall be limited to an amount
equal to the net proceeds actually received by such STOCKHOLDER from the sale of the relevant shares covered by the registration statement.

      (c) Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified parties' reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any failure to give prompt notice shall deprive a party of its right to indemnification hereunder only to the extent that such failure shall have adversely effected the indemnifying party. If the defense of any claim is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled or elects not, to assume the defense of a claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

      17.5 UNDERWRITING AGREEMENT. In connection with each registration pursuant to Sections 17.1 and 17.2 covering an underwritten registered offering, METALS and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of METALS's size and investment stature, including indemnification.

      17.6 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of METALS stock to the public without registration, METALS agrees to use its best efforts to:

            (i) make and keep public information regarding METALS available as those terms are understood and defined in Rule 144 under the 1933 Act for a period of four years beginning 90 days following the effective date of the Registration Statement;

            (ii) file with the SEC in a timely manner all reports and other documents required of METALS under the 1933 Act and the 1934 Act at any time after it has become subject to such reporting requirements; and

            (iii) so long as a STOCKHOLDER owns any restricted METALS Common Stock, furnish to each STOCKHOLDER forthwith upon written request a written statement by METALS as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the Registration Statement, and of the 1933 Act and the 1934 Act (any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of METALS, and such other reports and documents so filed as a STOCKHOLDER may reasonably request in availing itself of any rule or regulation of the SEC allowing a STOCKHOLDER to sell any such shares without registration.

      18.   GENERAL

      18.1 COOPERATION. The COMPANY, STOCKHOLDERS, METALS and NEWCO shall each deliver or cause to be delivered to the other on the Funding and Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The COMPANY will cooperate and use its reasonable efforts to have the present officers, directors and employees of the COMPANY cooperate with METALS on and after the Funding and Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Funding and Consummation Date.

      18.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of METALS, and the heirs and legal representatives of the STOCKHOLDERS.

      18.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the STOCKHOLDERS, the COMPANY, NEWCO and METALS and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the STOCKHOLDERS, the COMPANY, NEWCO and METALS, acting through their respective officers or trustees, duly authorized by their respective Boards of Directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby, provided that the COMPANY shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Schedules.

      18.4 COUNTERPARTS. This Agreement may be executed simultaneously in two
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      18.5 BROKERS AND AGENTS. Except as disclosed on Schedule 18.5, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

      18.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, METALS will pay the fees, expenses and disbursements of METALS and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this

Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by METALS under this Agreement, including the fees and expenses of Arthur Andersen, LLP, Bracewell & Patterson, L.L.P., and any other person or entity retained by METALS or by Notre Capital Ventures II, L.L.C., and the costs of preparing the Registration Statement. Each STOCKHOLDER shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the Merger, other than Transfer Taxes, if any, imposed by the State of Delaware. Each STOCKHOLDER shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, each STOCKHOLDER acknowledges that he, and not the COMPANY or METALS, will pay all taxes due upon receipt of the consideration payable pursuant to Section 2 hereof. The STOCKHOLDERS acknowledge that the risks of the transactions contemplated hereby include tax risks, with respect to which the STOCKHOLDERS are relying solely on the opinion contemplated by Section 8.12 hereof.

      18.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

            (a)   If to METALS, or NEWCO, addressed to them at:
                  Metals USA, Inc.

                  4801 Woodway, Suite 300E
                  Houston, Texas  77056
                  Attn: J. Michael Kirksey

            with copies to:

                  Thomas W.  Adkins
                  Bracewell & Patterson, L.L.P.
                  South Tower Pennzoil Place
                  711 Louisiana Street, Suite 2900
                  Houston, Texas 77002-2781

            (b) If to the STOCKHOLDERS, addressed to them at their addresses set forth on Annex II, with copies to:

                  Christopher S. Collins
                  Andrews & Kurth, L.L.P.
                  4200 Texas Commerce Tower
                  Houston, Texas 77002

            (c)  If to the COMPANY, addressed to it at:

                  Interstate Steel Supply Company
                  1800 E. Byberry Road
                  Philadelphia, PA 19116-3012
                  Attn: Arnold Bradburd
                  Tele: (215) 673-0300
                  Fax: (215) 969-0334

            with copies to:

                  Metals USA, Inc.
                  4801 Woodway, Suite 300E
                  Houston, TX 77056
                  Attn: J. Michael Kirksey

or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.7 from time to time.

      18.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware.

      18.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the Expiration Date.

      18.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

      18.11 TIME.  Time is of the essence with respect to this Agreement.

      18.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      18.13 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

      18.14 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

      18.15 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of METALS, NEWCO, the COMPANY and STOCKHOLDERS who hold or who will hold at least 50% of the METALS Stock issued or to be issued upon consummation of the Merger. Any amendment or waiver effected in accordance with this Section 18.15 shall be binding upon each of the parties hereto, any other person receiving METALS Stock in connection with the Merger and each future holder of such METALS Stock.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    METALS USA, INC.

                                    By:
                                       Name:  Art French
                                       Title:    Chief Executive Officer

                                    INTERSTATE STEEL I ACQUISITION CORP.

                                    By:
                                          J. Michael Kirksey
                                          President

                                    INTERSTATE STEEL II ACQUISITION CORP.

                                    By:
                                          J. Michael Kirksey
                                          President

                                    INTERSTATE STEEL III ACQUISITION CORP.

                                    By:
                                          J. Michael Kirksey
                                          President

                                    INTERSTATE STEEL IV ACQUISITION CORP.

                                    By:
                                          J. Michael Kirksey
                                          President

                                    INTERSTATE STEEL SUPPLY COMPANY

                                    By:
                                          Arnold W. Bradburd
                                          Chairman and Chief Executive Officer

                                   INTERSTATE STEEL SUPPLY COMPANY OF PITTSBURGH

                                    By:
                                          Arnold W. Bradburd
                                          Chairman and Chief Executive Officer

                                    INTERSTATE STEEL SUPPLY COMPANY OF MARYLAND

                                    By:
                                          Arnold W. Bradburd
                                          Chairman and Chief Executive Officer

                                    INTERSTATE STEEL PROCESSING COMPANY

                                    By:
                                          Arnold W. Bradburd
                                          Chairman and Chief Executive Officer

                  STOCKHOLDERS:

                               Arnold W. Bradburd

                               William L. Bradburd

                               Russell T. Bradburd

                               Kenneth T. Bradburd

                               Amy Ruth Bradburd

                               Trustees under a Trust Agreement
                               dated April 22, 1997

                                  APPENDIX I

                                    MERGERS

Interstate Steel I Acquisition Corp. shall merge with and into Interstate Steel Supply Company

Interstate Steel II Acquisition Corp. shall merge with and into Interstate Steel Supply Company of Pittsburgh

Interstate Steel III Acquisition Corp. shall merge with and into Interstate Steel Supply Company of Maryland

Interstate Steel I Acquisition Corp. shall merge with and into Interstate Steel Processing Company

                                     ANNEX I

                                TO THE AGREEMENT
                           AND PLAN OF REORGANIZATION
                           DATED AS OF' APRIL 30, 1997
                                  BY AND AMONG
                                METALS USA, INC.
                       AND THE OTHER PARTIES NAMED THEREIN

                  CONSIDERATION TO BE PAID TO THE STOCKHOLDERS

             Aggregate consideration to be paid to the STOCKHOLDERS:

$27,992,079.00 in cash and the value of outstanding Common Stock of Metals (assuming an offering price of $13.00 per share), consisting of 1,917,814 shares of Metals Stock and $3,060,497 in cash, ft being agreed that the actual amount of all cash payments described in this Annex I will depend on the actual initial offering price of the Common Stock of Metals in the IPO, and may be more or less than $13.00 per share; provided, however that such price shall not be less than $8.00 per share.

                  Consideration to be Daid to each STOCKHOLDER:
                  ---------------------------------------------

                                                   Shares of Common    Merger
Stockholder                                         Stock of Metals     Cash
-----------                                          ------------   ------------
Arnold W. Bradburd ...............................      1,726,032   2,693,046.60
William L. Bradburd, Russell T. Bradburd,
 Kenneth T Bradburd and Amy Ruth Bradburd,
 trustees under trust agreement dated
 April 22, 1997 ..................................        191,782     367,450.40
                                                     ------------   ------------
                                                        1,917,814   3,060,497.00
                                                     ============   ============

MINIMUM VALUE:   $ 20,456,664 (based on a price of $8.00 per share)
                 ============

Total non-tax related AAA distributions:     5,250,000.00
                                             ============